UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securiti
es Ex
change Act of 1934
(Amendment No.)

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Filed by a Party other than the Registrant  [    ]
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Warrior Met Coal, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Warrior Met Coal, Inc. to be held at 9:00 a.m. (Central Time), on Tuesday, April 25, 2023. This year we will be conducting the annual meeting online via live webcast in order to allow our stockholders and other attendees to participate from any location and to reduce the environmental impact of our annual meeting. Details regarding how to participate in the virtual annual meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

We have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

Your vote, whether in attendance on April 25, 2023 or by proxy, is important. Please review the instructions on each of your voting options described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and the Notice of Internet Availability of Proxy Materials you received in the mail. Even if you plan to participate in the virtual annual meeting, I urge you to submit your vote by proxy as soon as possible to ensure that your shares are represented and voted at the annual meeting.

Thank you for your continued support of Warrior Met Coal, Inc.

Sincerely,

J. BRETT HARVEY

Chairman

March 13, 2023

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

WARRIOR MET COAL, INC.

Date: Tuesday, April 25, 2023	Time: 9:00 a.m. (Central Time)	Place: Virtual Attendance Only

Business of the Annual Meeting of Stockholders

Instructions on how to participate in the virtual annual meeting can be found at www.edocumentview.com/HCC. The annual meeting of Warrior Met Coal, Inc. (the “Company”) is being held for the following purposes:

(1)	To elect six director nominees to the Board of Directors;

(2)	To hold an advisory vote on the compensation of the Company’s named executive officers (the “NEOs”);

(3)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and

(4)	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

The Board of Directors recommends that you vote FOR each of the six director nominees; FOR the approval on an advisory basis of the compensation of the NEOs; and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

Only stockholders who owned shares of our common stock at the close of business on March 3, 2023 are entitled to notice of and to vote at this annual meeting or any adjournments or postponements that may take place.

You will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.meetnow.global/MPW62DG. In order to participate, you will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card if you request a hard copy of the proxy materials. If you hold your shares through an intermediary, such as a bank or broker, and do not have a control number, you must register by 4:00 p.m. (Central Time), on April 20, 2023 by following the instructions outlined in this Proxy Statement. There is no physical location for the annual meeting.

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Whether or not you plan to participate in the virtual annual meeting, we urge you to review these materials carefully, which are available at www.edocumentview.com/HCC, and to vote by one of the following means.

By Internet: Please follow the instructions on your Notice of Internet Availability of Proxy Materials or the proxy card. You will need the control number included on your Notice or proxy card to vote electronically.

By Telephone: From a touch-tone telephone, dial toll-free 1-800-652-VOTE (8683) and follow the recorded instructions. You will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card in order to vote by telephone.

By Mail: You may request from the Company a hard copy of the proxy materials, including a proxy card, by following the instructions on your Notice of Internet Availability of Proxy Materials. If you request and receive a proxy card, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the pre-paid envelope that will be provided to you. Mailed proxy cards must be received no later than April 24, 2023 in order to be counted for the annual meeting.

By Order of the Board of Directors

KELLI K. GANT

Chief Administrative Officer and Corporate Secretary

This Proxy Statement and the accompanying instruction form or proxy card are being made available on or about March 13, 2023.

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Warrior Met Coal	2023 Proxy Statement	i

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PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD TUESDAY, APRIL 25, 2023

This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, contains information about the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Warrior Met Coal, Inc., including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting on Tuesday, April 25, 2023 at 9:00 a.m. (Central Time). This year we will be conducting the Annual Meeting online via live webcast in order to allow our stockholders and other attendees to participate from any location and to reduce the environmental impact of our annual meeting.

You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.meetnow.global/MPW62DG. In order to participate, you will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card. If you hold your shares through an intermediary, such as a bank or broker, and do not have a control number, you must register by 4:00 p.m. (Central Time), on April 20, 2023 by following the instructions below under “General Information About the Annual Meeting — How do I register to attend the Annual Meeting virtually on the Internet?”

In this Proxy Statement, unless otherwise stated or indicated by context, the terms “Warrior Met Coal, Inc.,” the “Company,” “we,” “our” and “us” refer to Warrior Met Coal, Inc. and its subsidiaries.

This Proxy Statement relates to the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the Annual Meeting.

On or about March 13, 2023, we began sending a Notice of Internet Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting.

We encourage all of our stockholders to vote prior to or during the Annual Meeting, and we hope the information contained in this document will help you decide how you wish to vote.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on April 25, 2023

The Notice of Annual Meeting of Stockholders, the Proxy Statement and the Company’s 2022 Annual Report to Stockholders are available free of charge to view, print and download at www.edocumentview.com/HCC.

Additionally, you can find a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements and schedules thereto, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Investors” section of our website at www.warriormetcoal.com (under the “SEC Filings” link). You may also obtain a printed copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements and schedules thereto, free of charge, from us by sending a written request to: Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, Attn: Corporate Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Warrior Met Coal	2023 Proxy Statement	iii

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

How can I participate in the Annual Meeting?

The Annual Meeting will take place on Tuesday, April 25, 2023 at 9:00 a.m. (Central Time). The Annual Meeting will be a virtual meeting of stockholders conducted exclusively by live webcast. No physical meeting will occur.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetnow.global/MPW62DG. You also will be able to vote your shares online by attending the Annual Meeting by webcast. In order to participate, you will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card if you request a hard copy of the proxy materials. If you hold your shares through an intermediary, such as a bank or broker, and do not have a control number, you must register in advance by following the instructions outlined below.

The online meeting will begin promptly at 9:00 a.m. (Central Time). We encourage you to access the meeting prior to the start time, leaving ample time to check in.

How do I register to attend the Annual Meeting virtually on the Internet?

Participation in the virtual Annual Meeting is limited to stockholders of the Company and persons holding validly executed proxies from stockholders who owned our Common Stock as of the Record Date.

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online, you must submit proof of your proxy power (legal proxy) reflecting your Warrior Met Coal, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m. (Central Time), on April 20, 2023. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be directed to Computershare at the following:

•	By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

•	By mail: Computershare, Warrior Met Coal, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001

Who is entitled to vote at the Annual Meeting?

You are entitled to vote at the meeting if you were a holder of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on March 3, 2023 (the “Record Date”). Our Common Stock is our only authorized and issued voting security. Each share of Common Stock is entitled to one vote on each proposal presented during the Annual Meeting.

How many shares are eligible to vote?

On the Record Date there were 51,988,886 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting.

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What will I be voting on?

You will be voting on the matters listed below (with the Board’s recommendations on each matter):

Items of Business		Board Recommendation	Page Reference

1.	Elect the six director nominees named in this Proxy Statement	FOR	6

2.	Non-binding advisory vote to approve the compensation of our NEOs	FOR	15

3.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ended December 31, 2023	FOR	16

4.	Consider any other business properly brought before the meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders of the Company hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record: If your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc., you are considered the stockholder of record with respect to those shares, and the Notice of Annual Meeting of Stockholders is being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, J. Brett Harvey and Kelli K. Gant, or to vote during the virtual Annual Meeting. If you request printed copies of the proxy materials, the Company will provide a proxy card for you to use. You may also vote by Internet or by telephone, as described below under the heading “How do I vote?”

Beneficial Owner: If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to participate in the virtual Annual Meeting. You also have the right to direct your broker or nominee on how to vote these shares. Your broker or nominee should have enclosed a voting instruction form for you to direct your broker or nominee how to vote your shares. You may also vote by Internet or by telephone, as described below under “How do I vote?” However, shares held in “street name” may be voted during the virtual Annual Meeting by you only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

How do I vote?

You can vote your shares:

•	by Internet by following the instructions on the Notice or the proxy card;

•	by telephone at 1-800-652-VOTE (8683) by following the instructions on the Notice or the proxy card;

•	by mail by completing, signing and returning the proxy card; or

•	by Internet during the virtual Annual Meeting.

Please read the instructions on the Notice, the proxy card or the information sent by your broker, bank or nominee. Mailed proxy cards or voting instruction forms should be returned in the envelope provided to you with your proxy card or voting instruction form, and must be received prior to the Annual Meeting. Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the enclosed Notice or proxy card. Please vote promptly.

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What do I do if my shares are held by a bank or brokerage firm?

If your shares are held by a bank or brokerage firm, your bank or broker will send you a separate package describing the procedure for voting your shares. You should follow the instructions provided by your bank or brokerage firm.

What is the quorum requirement?

The quorum requirement for holding the Annual Meeting and transacting business is the presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to be voted at such meeting. Abstentions and shares represented by “broker non-votes,” as described below, are counted as present and entitled to vote for the purpose of determining a quorum.

What level of stockholder vote is required to approve each proposal, what are the effects of abstentions and unmarked proxy cards, and is broker discretionary voting allowed?

Each share of our Common Stock is entitled to one vote with respect to each proposal. The votes required are summarized below:

Proposal	Vote Required for Approval	Effect of Abstentions	Broker Discretionary Voting Allowed(1)	Unmarked Signed Proxy Cards

1. Election of directors	The number of votes cast for a nominee exceeds the number of votes cast against that nominee(2)	No effect	No	Voted “For” All Director Nominees

2. Non-binding advisory vote to approve the compensation of our NEOs	Majority of votes cast	No effect	No	Voted “For”

3. Ratification of the appointment of the independent registered public accounting firm	Majority of votes cast	No effect	Yes	Voted “For”

(1)

If you are a beneficial owner whose shares are held of record by a broker or other NYSE member organization, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” Because broker non-votes are not voted affirmatively or negatively, they will not be considered in determining the number of votes necessary for approval and, therefore, will have no effect on the outcome of Proposal 1. Because brokers are not entitled to vote on Proposal 2, broker non-votes will have no effect on the outcome of this vote.

(2)

Pursuant to the Company’s Director Resignation Policy, an uncontested director is required to promptly tender to the Chairman of the Board of Directors an irrevocable contingent resignation in the event that the number of “For” votes with respect to such director’s election or re-election does not exceed the number of “Against” votes. The Nominating and Corporate Governance Committee of the Board is required to consider on an expedited basis such director’s tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the tendered resignation. The Board is required to take formal action on the committee’s recommendation expeditiously following receipt, and the Company will publicly disclose the Board’s decision and, if applicable, its reasoning for rejecting the tendered resignation.

Can I change my vote?

At any time before the Annual Meeting you may change your vote and revoke your proxy:

If you are a record holder, by:

•	voting at a later time by telephone or the Internet before or during the Annual Meeting;

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•	delivering a properly signed proxy card with a later date that is received on or before April 24, 2023; or

•	delivering written notice to our Corporate Secretary, provided such notice is received on or before April 24, 2023:

Kelli K. Gant

Warrior Met Coal, Inc.

16243 Highway 216

Brookwood, Alabama 35444.

If you hold through a broker, bank or other nominee, by:

•	submitting voting instructions by contacting your bank, broker or other nominee; or

•	otherwise complying with the instructions provided by your bank, broker or other nominee.

Participation in the virtual Annual Meeting itself will not revoke a proxy.

Only the latest validly executed proxy that you submit will be counted.

Who will count the votes?

Computershare, Inc., the Company’s transfer agent, will act as tabulator of the votes and a representative of Computershare will act as the Inspector of Election. The Inspector of Election shall have the authority to receive, inspect, electronically tally and determine the validity of the proxies received.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation by the Board. Additionally, we will forward to management any written comments you provide on a proxy card or through other means.

What happens if other matters come up during the Annual Meeting?

The matters described in this Proxy Statement are the only matters we know of that will be voted on during the Annual Meeting. If other matters are properly presented during the Annual Meeting and you are a stockholder of record and have submitted a completed proxy card or voting instruction form, the persons named in such proxy card or voting instruction form will vote your shares according to their best judgment.

Who pays for the proxy solicitation related to the Annual Meeting?

The cost of soliciting proxies will be borne by the Company. In addition to sending you these materials by mail and electronically, the Company may use the services of its officers and other employees of the Company who will receive no special compensation for their services but may be reimbursed for their out of pocket expenses to contact you personally, by telephone, electronically, in writing or in person. We will also reimburse banks, brokers and other fiduciaries for their reasonable costs in forwarding these materials to the beneficial owners of our Common Stock.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results during the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the

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Annual Meeting. If final voting results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final results within four business days after the final results are known.

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

To reduce expenses, in some cases, we are delivering one Notice or, where applicable, one set of the proxy materials, to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. For stockholders who request and receive hard copies of the proxy materials, a separate proxy card will be included with the proxy materials for each stockholder. For stockholders receiving a Notice, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you have only received one Notice or one set of the proxy materials, you may request separate copies at no additional cost to you by calling us at (205) 554-6150 or by writing to us at Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, Attn: Corporate Secretary. If you received a Notice and you would like to receive a paper or email copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials.

You may also request separate paper proxy materials or a separate Notice for future annual meetings by following the instructions in the Notice for requesting such materials, or by contacting us by calling or writing.

If I share an address with other stockholders of the Company, how can we get only one set of voting materials for future meetings?

You may request that we send you and the other stockholders who share an address with you only one Notice or one set of proxy materials by calling us at (205) 554-6150 or by writing to us at Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, Attn: Corporate Secretary.

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ITEMS OF BUSINESS REQUIRING YOUR VOTE

Proposal 1 — Election of Directors

Our Board of Directors

Our Certificate of Incorporation and Bylaws provide that our Board of Directors consists of a single class of directors and that the terms of office of the directors is one year from the time of their election until the next annual meeting of stockholders and until their successors are duly elected and qualified. In addition, our Certificate of Incorporation and Bylaws provide that, in general, vacancies on our Board may be filled by a majority of directors in office, even if less than a quorum, or by a sole remaining director (and not by the stockholders). Our Certificate of Incorporation provides that the authorized number of directors will be not less than seven nor more than ten, and the exact number of directors will be fixed from time to time exclusively by our Board pursuant to a resolution adopted by a majority of the whole Board. We currently have six directors; accordingly, there is one vacancy on the Board.

The Board of Directors has nominated the six individuals named in this proposal for election as directors to serve on our Board. Each nominee is currently a member of the Board. Directors elected at the Annual Meeting will be elected to hold office until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director.

Our Board of Directors seeks to ensure that the Board is composed of members whose experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and the laws and stock exchange rules that govern its affairs. We have no minimum qualifications for director candidates. In general, however, our Board will review and evaluate both incumbent and potential new directors in an effort to achieve diversity of skills and experience among our directors and in light of the following criteria:

•	breadth of knowledge regarding our business or industry;

•	high-level managerial experience in large organizations;

•	specific skills, experience or expertise related to an area of importance to us, such as energy production, consumption, distribution or transportation, government, policy, finance or law;

•	whether the candidate would be considered independent;

•	moral character and integrity;

•	commitment to our stockholders’ interests;

•	ability to provide insights and practical wisdom based on experience and expertise;

•	ability to read and understand financial statements; and

•	ability to devote the time necessary to carry out the duties of a director, including attendance at meetings and consultation on company matters.

Our Board of Directors has no specific requirements regarding diversity but believes that its membership should reflect a diversity of experience, gender, race, ethnicity, sexual orientation and age. Our Board is currently thirty-three percent (33%) female and seventeen percent (17%) racially and/or ethnically diverse. In assessing the experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and Board of Directors to conclude that each director has the appropriate qualifications to serve as a director of the Company, the Board focused on the information discussed in each of the director nominees’ individual biographies set forth on pages 9 through 11 of this Proxy Statement. Our Nominating and Corporate Governance Committee and Board

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also considered a number of competencies that they believe each director nominee demonstrates, including a reputation for integrity and honesty, prominence in the businesses, institutions or professions each serves, an ability to exercise sound and independent business judgment, relevant knowledge about the issues affecting the Company’s business and industry, and a commitment of service to the Company and the Board. In evaluating the suitability of the director nominees for re-election, our Nominating and Corporate Governance Committee also considered the director’s past performance, including attendance at meetings and participation in and contributions to the activities of the Board and its committees, as applicable.

Our Board is composed of active and former executives of major corporations, and individuals with experience in international business, energy and natural resources, operations and finance. As such, the members of our Board have a deep working knowledge of matters common to large companies publicly traded in the United States, including experience with corporate governance, financial statement preparation, compensation determinations, regulatory compliance, public affairs and legal matters applicable to a Delaware corporation listed on the NYSE. In addition, a number of our directors also serve or have previously served on the boards of directors of one or more other publicly traded companies. The Board believes that the Company benefits from the experiences gained by its members from serving on those boards.

Information about the Nominees for Election

Pursuant to the Company’s Director Resignation Policy, each of the director nominees is deemed to have agreed to promptly tender to the Chairman of the Board of Directors an irrevocable contingent resignation in the event that the number of “For” votes with respect to such director’s re-election does not exceed the number of “Against” votes (a “majority against vote”). If any director nominee receives a majority against vote at the Annual Meeting, the Nominating and Corporate Governance Committee of the Board of Directors will recommend to the Board, and the Board will determine, whether to accept or reject the resignation tendered by such individual. Following the Board’s decision, the Company will file a Current Report on Form 8-K with the SEC in order to disclose the decision and, if applicable, the Board’s reasoning for rejecting the tendered resignation.

Set forth below are the biographies of each of the director nominees, including their names, ages, offices in the Company, if any, principal occupations or employment for at least the past five years, the length of their tenure as directors, and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this Proxy Statement that each person listed below should serve as a director is set forth below. The stock ownership with respect to each director nominee is set forth in the “Security Ownership of Certain Beneficial Owners and Management” table on page 73. Following is a summary of some of the skills, experience and background that our directors bring to the Board.

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Qualifications and Experience of the Director Nominees

CEO EXPERIENCE gives our Board strong leadership and experience across a range of corporate governance, strategic planning, finance, operational, management and succession planning matters.

HEALTH, SAFETY & ENVIRONMENTAL EXPERTISE including knowledge of leading health, safety and environmental practices and related governmental requirements, including sustainability and corporate responsibility practices and reporting, gives directors a deep understanding of the regulatory environment in which the Company operates.

MINING INDUSTRY KNOWLEDGE at a senior level with mining operations, including production, exploration, reserves, capital projects and related technology, provides valuable, in-depth knowledge of our industry and/or the end markets we serve with a detailed understanding of our business challenges and opportunities. Also, gives our Board a practical understanding of the development and implementation of our business plan and of the risks and opportunities that can impact our operations and strategies.

CORPORATE GOVERNANCE/CORPORATE RESPONSIBILITY EXPERIENCE supports our emphasis on strong Board and management accountability, transparency, protection of shareholder interests and long-term value creation. Knowledge of risk management principles and practices in the key risk areas the Company faces enables directors to probe risk controls and minimize exposures.

FINANCIAL EXPERTISE provides our Board with the financial acumen necessary to inform its oversight of our financial performance and reporting, internal controls and long-term strategic planning. Experience overseeing the allocation of capital to ensure risk-adjusted financial returns, including strengthening our capital structure, evaluating investment decisions and optimizing asset portfolios, provides our Board necessary acumen when evaluating capital projects.

INTERNATIONAL/M&A EXECUTION EXPERIENCE conducting business internationally, as well as evaluating and executing potential merger or acquisition activity, is relevant to the global nature of our business and to our long-term strategic planning.

LABOR/HUMAN RESOURCES EXPERIENCE enables directors to make important contributions to our efforts to engage in robust succession planning, designing compensation plans, maintaining positive labor relations with our workforce, and attracting and retaining high-performance employees.

MARKETING/COMMUNICATIONS EXPERIENCE provides guidance in our strategic efforts to develop new and existing markets, as well as to communicate effectively with our stakeholders - investors, communities, employees, governments, etc.

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Age: 72 Director since: April 2017 Board Committees: • Nominating and Corporate Governance • Compensation Other Public Company Boards: • Barrick Gold Corporation • Allegheny Technologies Incorporated

J. Brett Harvey

Experience:

J. Brett Harvey was elected as the Chairman of our Board of Directors effective January 1, 2023. Mr. Harvey has served as one of our directors since April 2017, and served as our Lead Independent Director from February 2018 through December 2022. Mr. Harvey was the Chairman of CONSOL Energy Inc. from June 2010 to May 2016, where he also served as Executive Chairman from May 2014 to January 2015, Chief Executive Officer from January 1998 to May 2014, and President from January 1998 to February 2011. Prior to 1998, he was President and Chief Executive Officer of PacifiCorp Energy Inc. from 1995 to 1998 and served in several other management positions at PacifiCorp. Mr. Harvey has served on the boards of directors of Barrick Gold Corporation (NYSE listed under “GOLD”) since 2005 and Allegheny Technologies Incorporated (NYSE listed under “ATI”) since 2007. He served on the boards of directors of CNX Gas Corporation from 2004 to 2014 and CONSOL Energy Inc. (NYSE listed under “CEIX”) from 1998 to 2016. Mr. Harvey graduated from the University of Utah with a Bachelor of Science degree in Mining Engineering.

Qualifications:

Mr. Harvey has significant oversight experience managing public companies, industry experience in natural resources markets and substantial corporate governance expertise through his years of service on multiple public company boards. For these reasons, the Board believes Mr. Harvey is qualified to serve as a director.

Age: 56

Director since:

August 2018

Board Committees:

•  Audit

•  Nominating and Corporate Governance

•  Sustainability, Environmental, Health and Safety

Other Public Company Boards:

•  Forward Air Corporation

Ana B. Amicarella

Experience:

Ana B. Amicarella has served as one of our directors since August 2018. Ms. Amicarella has served as Chief Executive Officer of Ethos Energy, a leading independent turbine services provider, since December 2019. From 2014 to 2019, Ms. Amicarella served as Managing Director for the Latin American business of Aggreko plc (LSE listed under “AGK.L”), a rental business of mobile power plants and temperature control solutions. Previously, she served as Vice President of various business units from 2011 to 2013. Prior to joining Aggreko, Ms. Amicarella served in various executive leadership roles with General Electric Company (NYSE listed under “GE”), including as General Manager of North America Services with GE Oil & Gas from 2007 to 2011, General Manager of Optimization Services from 2002 to 2004, and General Manager of Sales Operations with GE Energy Services from 2000 to 2002. Ms. Amicarella has served on the board of directors of Forward Air Corporation (NASDAQ listed under “FWRD”) since July 2017 and currently serves on its audit committee and corporate governance & nominating committee. Ms. Amicarella graduated from The Ohio State University with a Bachelor of Science degree in Electrical Engineering and received her Master of Business Administration degree from Oakland University. She is also a certified Six Sigma Black Belt.

Qualifications:

Ms. Amicarella has extensive knowledge of international operations and sales, as well as experience on a public company board. For these reasons, the Board believes Ms. Amicarella is qualified to serve as a director.

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Age: 62 Director since: March 2016 Board Committees: • Sustainability, Environmental, Health and Safety

Walter J. Scheller, III

Experience:

Walter J. Scheller, III was appointed as our Chief Executive Officer and as one of our directors in March 2016. Mr. Scheller was the Chief Executive Officer of Walter Energy, Inc., a Delaware corporation (“Walter Energy”), from September 2011 to March 2016, when certain mining assets of Walter Energy were acquired by Warrior Met Coal, LLC, the predecessor of the Company. He served as President and Chief Operating Officer of Walter Energy’s primary subsidiary, Jim Walter Resources, Inc., from June 2010 to September 2011. Mr. Scheller served on the board of directors of Walter Energy from September 2011 to March 2016 (formerly NYSE listed under “WLT”). On July 15, 2015, Walter Energy and certain of its wholly-owned subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the Bankruptcy Code. Prior to joining Walter Energy, he served as Senior Vice President — Strategic Operations of Peabody Energy Corporation (“Peabody”) from June 2006 to June 2010. Prior to his career at Peabody, Mr. Scheller worked for CNX Gas Corporation as Vice President and, prior to that, at CONSOL Energy Inc. where he held a number of executive and operational roles, the last of which was Vice President — Operations. Mr. Scheller graduated from West Virginia University with a Bachelor of Science degree in Mining Engineering, and received his Juris Doctor degree from Duquesne University and his Master of Business Administration degree from the University of Pittsburgh — Joseph M. Katz Graduate School of Business.

Qualifications:

Mr. Scheller is the only officer of our Company who also serves as a director. With over 35 years of experience in the mining sector, Mr. Scheller has significant knowledge of the coal mining industry, as well as leadership, executive management and operational experience. For these reasons, the Board believes Mr. Scheller is qualified to serve as a director.

Age: 57 Director since: August 1, 2022 Board Committees: • Audit • Compensation • Nominating and Corporate Governance Other Public Company Boards: • Vintage Wine Estates • Graham Corporation

Lisa M. Schnorr

Experience:

Lisa M. Schnorr has served as one of our directors since August 1, 2022. Before retiring in 2021, she worked for 17 years at Constellation Brands (NYSE: STZ), a Fortune 500 company and a leading international producer of beer, wine and spirits with operations in the U.S., Mexico, New Zealand and Italy. Ms. Schnorr joined Constellation Brands in 2004 and earned promotions through a series of positions with increasing responsibility, including Vice President of Compensation and HRIS (2011-2013), Senior Vice President of Total Rewards (2014-2015), Corporate Controller (2015-2017) and Chief Financial Officer of the Wine & Spirits Division (2017-2019). Before joining Constellation Brands, Ms. Schnorr held financial and accounting positions at various public and private companies and she began her career in 1987 at PricewaterhouseCoopers (formerly Price Waterhouse), all in Rochester, New York. Ms. Schnorr has been a member of the board of directors of Vintage Wine Estates (NASDAQ: VWE) since June 2021 and Graham Corporation (NYSE: GHM) since July 2014. She holds a Bachelor of Science degree in Accounting from the State University of New York at Oswego.

Qualifications:

Ms. Schnorr has extensive experience as a public company executive and board member, providing her with deep knowledge of accounting principles, financial reporting and internal controls. For these reasons, the Board believes Ms. Schnorr is qualified to serve as a director.

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Age: 76 Director since: April 2017 Board Committees: • Audit • Compensation Other Public Company Boards: • Blue Bird Corporation • EVERTEC, Inc. • Albertsons Companies Inc.

Alan H. Schumacher

Experience:

Alan H. Schumacher has served as one of our directors since April 2017. Mr. Schumacher worked for 23 years at American National Can Corporation and American National Can Group, where he served as Executive Vice President and Chief Financial Officer from 1997 until his retirement in 2000, and Vice President, Controller and Chief Accounting Officer from 1985 to 1996. Mr. Schumacher has served on the boards of directors of Blue Bird Corporation (NASDAQ listed under “BLBD”) since 2008, EVERTEC, Inc. (NYSE listed under “EVTC”) since 2013 and Albertsons Companies, Inc. (NYSE listed under “ACI”) since March 2015, and he currently serves on the audit committee of each of these companies. He also served as a director of other companies, including Quality Distribution, Inc. from 2004 to August 2015, Noranda Aluminum Holding Corporation (formerly NYSE listed under “NOR”) from 2008 to November 2016, and BlueLinx Holdings Inc. (NYSE listed under “BXC”) from 2004 to May 2021. Mr. Schumacher was a member of the Federal Accounting Standards Advisory Board from 2002 through June 2012. Mr. Schumacher graduated from the University of Illinois with a Bachelor of Science degree in Accounting and received his Master of Business Administration degree from Roosevelt University. Mr. Schumacher is a certified public accountant.

Qualifications:

Mr. Schumacher has experience as a director on the boards of several public companies and has extensive knowledge of accounting principles, financial reporting and internal controls. For these reasons, the Board believes Mr. Schumacher is qualified to serve as a director. After considering Mr. Schumacher’s contributions to the Board and extensive experience and qualifications set forth above, the Board, at the recommendation of the Nominating and Corporate Governance Committee, decided that it was in the best interest of the Board, the Company and its stockholders to continue to waive the policy requiring non-employee directors to retire following his or her 75th birthday. Additionally, the Board has determined that Mr. Schumacher’s service on the audit committees of more than three public companies will not impair his ability to effectively serve on the Company’s Audit Committee.

Age: 59 Director since: March 2016 Board Committees: • Sustainability, Environmental, Health and Safety

Stephen D. Williams

Experience:

Stephen D. Williams served as the Chairman of our Board of Directors from March 2016 through December 2022. Mr. Williams served as the interim Chief Executive Officer of Coal Acquisition LLC, the predecessor of Warrior Met Coal, LLC, from November 2015 until March 2016. Mr. Williams has been a consultant at Stephen D. Williams Consulting since July 2015. He has extensive experience working as an executive in the coal industry. From January 2013 to February 2015, he was the Chief Executive Officer of Mechel Bluestone, Inc. Prior to that, he was the Chief Operating Officer of NRI, LLC, where he focused on coal acquisitions, from October 2010 to December 2012, and the Chief Operating Officer of INR Energy, LLC, a coal company, from October 2009 to August 2010. From August 2007 to September 2009, Mr. Williams was the Senior Vice President of North American Coal at Cliffs Natural Resources. Mr. Williams graduated from West Virginia University’s College of Mineral and Energy Resources with a Bachelor of Science degree in Mining Engineering, and received his Juris Doctor degree from West Virginia University’s College of Law.

Qualifications:

Mr. Williams has considerable experience in all facets of multiple coal operations, including the operation of longwall coal mines. For this reason, the Board believes Mr. Williams is qualified to serve as a director.

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There are no family relationships between or among any of our director nominees or executive officers. The principal occupation and employment during the past five years of each of our director nominees was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us.

There are no legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Information about Executive Officers Who Are Not Also Directors

Set forth below are the biographies of each of our executive officers who is not also a director. As described in the Compensation Discussion and Analysis below, we have employment agreements with each of our executive officers, including our NEOs. The stock ownership with respect to each executive officer is set forth in the “Security Ownership of Certain Beneficial Owners and Management” table on page 73.

Age: 61 Officer since: March 2016

Jack K. Richardson

Experience:

Jack K. Richardson was appointed as our Chief Operating Officer in March 2016. Mr. Richardson was the Vice President of Murray Energy from September 2015 to March 2016. From June 2014 to August 2015, he served as the Chief Executive Officer of White Oak Resources, LLC. Mr. Richardson was employed by CONSOL Energy Inc. for over 30 years, with his most recent position being Vice President of Coal Operations. Mr. Richardson has worked in the mining sector for over 40 years and has experience in all basins east of the Mississippi River. Mr. Richardson graduated from Bluefield State College with a Bachelor of Science degree in Mining Engineering Technology and an Associate of Science degree in Business Management.

Age: 62 Officer since: January 2017

Dale W. Boyles

Experience:

Dale W. Boyles has been our Chief Financial Officer since January 2017. From November to December 2016, he provided consulting services to Warrior Met Coal, LLC. Mr. Boyles was the Chief Financial Officer of Noranda Aluminum Holding Corporation (formerly NYSE listed under “NOR”), a primary aluminum and aluminum coil manufacturer, from November 2013 to November 2016. While in that role, he oversaw the voluntary reorganization under Chapter 11 of the Bankruptcy Code of Noranda in 2016. From 2006 to June 2012, Mr. Boyles served in several capacities for Hanesbrands, Inc. (NYSE listed under “HBI”), an apparel company, including Operating Chief Financial Officer from October 2011 to June 2012, Interim Chief Financial Officer from May 2011 to October 2011, and Vice President, Controller and Chief Accounting Officer from 2006 to May 2011. From 1997 to 2006, he served in various capacities for KPMG LLP, most recently as Audit Partner, Consumer & Industrial Markets. Mr. Boyles was Corporate Division Controller for Collins & Aikman Corporation from 1993 to 1996. Mr. Boyles graduated from the University of North Carolina — Charlotte with a Bachelor of Science degree in Accounting. Mr. Boyles is a certified public accountant.

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Age: 51 Officer since: March 2016

Kelli K. Gant

Experience:

Kelli K. Gant was appointed as our Chief Administrative Officer in March 2016 and as our Corporate Secretary in January 2017. Ms. Gant was the VP — Human Resources at Walter Energy from August 2011 to March 2016 and the Director — Benefits at Walter Energy from December 2009 to July 2011. Before joining Walter Energy, she was the Senior Vice President and Corporate Benefits Director of Colonial Bank from December 2008 to November 2009, the President of Pension & Benefit Trust Company from July 2007 to November 2008, and the Senior Vice President and Institutional Services Manager of Regions Morgan Keegan Trust from October 2000 to July 2007. Ms. Gant has served on the board of directors of Phoenix Services, LLC since October 2020. Ms. Gant graduated from Auburn University at Montgomery with a Bachelor of Science degree in Human Resources Management, received her Juris Doctor degree from Jones School of Law at Faulkner University and received her Master of Business Administration degree from Manderson Graduate School of Business at The University of Alabama.

Age: 48 Officer since: March 2020

Charles Lussier

Experience:

Charles Lussier has been our Chief Commercial Officer since March 2020, after serving as our Senior Vice President, Sales and Marketing since March 2019. Prior to joining the Company in March 2018 as Vice President, Sales and Marketing, Mr. Lussier was employed as the General Manager of Nitrogen and Latin America Strategy of the global explosives company, Dyno Nobel, from 2015 to 2018. Prior to joining Dyno Nobel, Mr. Lussier worked at Canadian Occidental Petroleum and its successors, Nexen, Nexen Quimica Brasil Ltda. and Canexus, from 1998 to 2015, where he held numerous management positions within Operations, Business Development and Sales and Marketing. During this time, Mr. Lussier spent over 11 years in Brazil working in different locations. Mr. Lussier graduated from the University of Sherbrooke in Quebec, Canada with a degree in Chemical Engineering, and received his Master of Business Administration degree from Athabasca University.

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Age: 40 Officer since: March 2016

Brian M. Chopin

Experience:

Brian M. Chopin was appointed as our Chief Accounting Officer and Controller in March 2016. Mr. Chopin served as Chief Accounting Officer and Controller of Walter Energy from May 2015 to March 2016. Mr. Chopin was the Assistant Corporate Controller from January 2014 to May 2015 and the SEC Reporting Manager from July 2012 to January 2014, of Walter Energy. Before joining Walter Energy, Mr. Chopin was an Audit Manager at KPMG in its Assurance and Advisory Business Services practice from September 2006 to July 2012. Mr. Chopin graduated from the University of Mississippi with a Bachelor of Science degree in Accounting and a Master of Accounting degree with an emphasis in taxation. Mr. Chopin is a certified public accountant.

Required Vote for Election and Recommendation of the Board of Directors

In order to be elected as a director, a director nominee must receive a majority of the votes cast by the holders of shares participating in or represented by proxy at our virtual Annual Meeting and entitled to vote on the matter. A majority of the votes cast means that the number of shares voted “For” a director nominee’s election must exceed the number of shares voted “Against” such nominee’s election. Under a majority voting standard, abstentions and broker non-votes are not counted as votes “For” or “Against” a director nominee and will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owners, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the election of each of the six nominees for director named above.

An uncontested director is required to promptly tender to the Chairman of the Board of Directors an irrevocable contingent resignation in the event that the number of “For” votes with respect to such director’s election or re-election does not exceed the number of “Against” votes. The Nominating and Corporate Governance Committee of the Board is required to consider on an expedited basis such director’s tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the tendered resignation. The Board is required to take formal action on the committee’s recommendation expeditiously following receipt, and the Company will publicly disclose the Board’s decision and, if applicable, its reasoning for rejecting the tendered resignation.

✓	Our Board of Directors recommends that stockholders vote FOR the election of each of the six nominees for director named above.

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Proposal 2 — Advisory Vote on the Compensation of

Our Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement in accordance with the rules of the SEC. We intend to continue to hold such an advisory vote on the compensation of our NEOs, commonly known as a “say-on-pay” vote, each year in connection with our annual meeting of stockholders until the next vote on the frequency of the “say-on-pay” vote or until our Board of Directors otherwise determines that a different frequency for this advisory vote is in the best interests of our stockholders. The next advisory vote on the frequency of “say-on-pay” votes will occur at the 2024 Annual Meeting of Stockholders.

As described in detail in the Compensation Discussion and Analysis, we seek to align the interests of our NEOs with the interests of our stockholders and to reward performance that enhances stockholder returns. We believe that our compensation program has been, and will continue to be, successful in retaining and motivating our executive officers as necessary for the current and long-term success of the Company.

We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables and narrative disclosures.”

While this “say-on-pay” vote is non-binding and advisory, the Board of Directors and the Compensation Committee value the opinions of our stockholders and intend to consider the vote of the Company’s stockholders when considering future compensation arrangements. To the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, the Compensation Committee and Board will evaluate whether any actions are necessary to address the concerns of stockholders.

Required Vote for Approval and Recommendation of the Board of Directors

The approval, on an advisory basis, of the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in this Proxy Statement, requires an affirmative vote of a majority of the votes cast by stockholders participating in or represented by proxy at the virtual Annual Meeting and entitled to vote on the matter. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owners, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares. The outcome of this proposal is advisory in nature and is non-binding. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the approval, on an advisory basis, of the compensation of our NEOs.

✓	Our Board of Directors recommends that stockholders vote FOR the compensation of our NEOs.

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Proposal 3 — Ratification of Appointment of Independent

Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm for the Company to audit its consolidated financial statements and effectiveness of internal control over financial reporting for the fiscal year ending December 31, 2023. Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Board, at the request of the Audit Committee, has decided to ascertain the position of the stockholders on the appointment. If the appointment is not ratified by an affirmative vote of a majority of the votes cast by stockholders participating in or represented by proxy at this virtual Annual Meeting, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following year. However, the outcome of this proposal is non-binding and advisory in nature.

One or more representatives of Ernst & Young LLP will participate in the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Required Vote for Approval and Recommendation of the Board of Directors

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 will be ratified if approved by the affirmative vote of a majority of the votes cast by stockholders participating in or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal. Brokers, as nominees for a beneficial owner, may exercise discretion to vote on this proposal without instruction of the beneficial owner of the shares. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

✓	Our Board of Directors recommends that stockholders vote FOR the ratification of the appointment of the independent registered public accounting firm.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Highlights

Our Board of Directors is committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. This “Corporate Governance and Board Matters” section of this Proxy Statement describes our governance framework, which includes the following features:

•	Adopted a policy requiring the Chair of the Board to be an independent director

•	Reconstituted Sustainability, Environmental, Health and Safety Committee to focus the Board on sustainability issues and assist the Board in fulfilling its responsibilities in these areas

•	Directors required to submit resignations if they receive a majority of “Against” votes

•	Unclassified Board with annual elections

•	Annual Board and committee evaluations, as well as director self-evaluations

•	Formal CEO succession planning

•	Equity retention requirements for directors

•	No supermajority standards — stockholders may amend our bylaws or charter by simple majority vote

•	Mandatory retirement age for directors of 75, subject to exceptions granted by the Board of Directors

•	Risk oversight by full Board and designated committees, including formal risk assessment and management processes involving our senior leadership

•	Annual assessment of Board leadership structure

•	Regular executive sessions of independent directors

Board of Directors

The Board of Directors has general oversight responsibility for the Company’s affairs and is guided in its duties and responsibilities pursuant to Delaware law, the Company’s Certificate of Incorporation, Bylaws, Corporate Governance Guidelines and other Company policies, as well as applicable rules and regulations of the SEC, NYSE and other regulatory authorities. The members of the Board are elected by the stockholders and the Board to oversee the management and strategic objectives of the Company’s business to ensure that the long-term interests of the stockholders are being served.

Composition of the Board

Directors are chosen for their ability to contribute to the broad range of issues that come before the Board and its committees. Our Board of Directors seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to effectively satisfy its responsibilities to the stockholders. As part of our annual Board self-evaluation process, the Board evaluates whether or not the Board as a whole has the appropriate mix of skills, experience, backgrounds and diversity in relation to the needs of the Company for the current issues facing the Company.

Directors to be nominated by the Company for election at the annual stockholders’ meeting are approved by the Board of Directors upon recommendation by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee considers candidates for Board membership from recommendations by third-party executive search firms and candidates recommended by stockholders and by management, as well as recommendations from its committee members and other members of the Board. The Nominating and Corporate Governance Committee considers various competencies when considering nominees for Board service, each taken into account at the point in time and to the extent to which a candidate would complement or satisfy a present need on the Board or its committees.

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Our Nominating and Corporate Governance Committee considers the experience, qualifications, attributes and skills a prospective nominee offers, taking into account the extent to which the nominee would be a valuable addition to the Board or the Board’s committees. The Nominating and Corporate Governance Committee considers various factors in its review, including an assessment of the prospective nominee’s independence, skills, professional accomplishments, experience and industry background, personal and professional integrity, diversity of opinion, relevant knowledge about the issues affecting the Company’s businesses and industry, and the prospective nominee’s ability to dedicate sufficient time to the performance of his or her duties on the Board. If the Nominating and Corporate Governance Committee decides to proceed with further consideration, members of the Nominating and Corporate Governance Committee, as well as other members of the Board as appropriate, may interview the nominee. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to whether the Board should elect the new director or nominate the candidate for election by the stockholders.

Process for Stockholders to Recommend Director Nominees and Make Nominations

A stockholder who wishes to have the Nominating and Corporate Governance Committee consider a prospective director nominee should notify the Company’s Corporate Secretary in writing by delivering a notice that contains the information specified in Section 3.2 of the Company’s Bylaws relating to stockholder nominations, along with any supporting material the stockholder deems appropriate. The Corporate Secretary will promptly forward these materials to the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board. The Nominating and Corporate Governance Committee may contact recommended candidates to request additional information necessary for its evaluation or for disclosure under applicable SEC rules, including without limitation information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s Corporate Governance Guidelines set forth factors that the Board and the Nominating and Corporate Governance Committee may consider in evaluating a director nominee, regardless of the nominating party. It is the Nominating and Corporate Governance Committee’s general policy to welcome and consider any and all recommendations. The Company’s Bylaws and Corporate Governance Guidelines can be found in the “Investors” section of the Company’s website at www.warriormetcoal.com (under the “Corporate Governance” link).

Separate procedures apply if a stockholder of record wishes to nominate a director candidate for election at a meeting of stockholders. Section 3.2 of the Company’s Bylaws provides for procedures pursuant to which stockholders of record may nominate director candidates at meetings of stockholders. The Company’s Bylaws can be found in the “Investors” section of the Company’s website at www.warriormetcoal.com (under the “Corporate Governance” link). To provide timely notice of a director nomination at the 2024 Annual Meeting of Stockholders, the stockholder’s notice must be received by the Corporate Secretary by the deadline specified under “Deadline for Stockholder Proposals” on page 75. A nominating stockholder’s notice must also satisfy the information requirements specified in Section 3.2 of the Bylaws with respect to the nominee for director and the nominating stockholder. The chairperson of the meeting of stockholders will determine whether or not a nomination was made in accordance with the procedures set forth in our Bylaws. If the chairperson determines that a nomination is defective, he or she will declare to the meeting that such nomination is defective, and the defective nomination will be disregarded. In addition to satisfying the requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that complies with the informational and timing requirements of Rule 14a-19 under the Exchange Act.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assist the Board and its committees in the exercise of their responsibilities. The Corporate Governance Guidelines, which can be found in the “Investors” section of the Company’s website at www.warriormetcoal.com (under the “Corporate

18	Warrior Met Coal	2023 Proxy Statement

Governance” link), set forth guiding principles and provide a flexible framework for the governance of the Company. The Corporate Governance Guidelines address, among other things, Board functions and responsibilities, management succession, Board membership and independence, Board meetings and Board committees, access to management, employees and outside advisors, and director orientation and continuing education.

Pursuant to the Corporate Governance Guidelines, the Board and each of its committees conduct annual evaluations of their performance, led by the Nominating and Corporate Governance Committee. The evaluations are intended to determine whether the Board and its committees are functioning effectively and fulfilling the requirements set forth in the Corporate Governance Guidelines or the committee’s charter, as applicable. The evaluations also provide the Board and its committees with an opportunity to reflect upon and improve processes and effectiveness. The evaluations include self-evaluations pursuant to which the directors are asked to examine their own contributions to the Board or committee, as appropriate, and potential areas of improvement.

Also as required by the Corporate Governance Guidelines, the Nominating and Corporate Governance Committee has established, and the Board has reviewed, short- and long-term succession plans for the CEO and other senior management positions, including in the event of unanticipated vacancies in those offices. Additionally, the Corporate Governance Guidelines establish a mandatory retirement age for non-employee directors of 75, subject to exceptions that may be granted by the Board. The Guidelines also provide that a director who experiences a change in employment status should offer to resign from the Board, and the Nominating and Corporate Governance Committee will evaluate whether the Board should accept the resignation based on a review of whether the director continues to satisfy the Board’s membership criteria in light of the director’s new status. The Nominating and Corporate Governance Committee regularly reviews and reassesses the adequacy of the Corporate Governance Guidelines and recommends any proposed changes to the Board, and the full Board approves such changes as it deems appropriate.

Board Leadership Structure

The Board of Directors oversees the business and affairs of the Company and monitors the performance of its management. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its stockholders. Although the Board is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with the Company’s NEOs. Directors also communicate with the Company’s outside advisors, as necessary.

In December 2022, in response to feedback received from the Company’s stockholders, the Board adopted a policy requiring that the role of the Chief Executive Officer and Chair of the Board be separate and that the Chair of the Board be independent under NYSE listing standards. The Board believes that this leadership structure promotes accountability, clarifies the individual roles and responsibilities of the Chief Executive Officer and Chair, and streamlines decision making. Pursuant to this new policy, the Board elected J. Brett Harvey, an independent director, as the Chairman of the Board effective January 1, 2023. Previously, Mr. Williams served as non-executive Chairman, a position he held since March 2016, and Mr. Harvey served as lead independent director. As the Chairman of the Board, Mr. Harvey acts as the key liaison with the Chief Executive Officer, sets the agendas for Board meetings, presides over meetings of the Board and the stockholders, communicates the Board of Directors’ feedback to the Chief Executive Officer and communicates on behalf of the Board with various constituencies involved with the Company. If the Chair of the Board were to be a non-independent director at some point in the future, the Board would again elect an independent director to serve in a lead capacity to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as the Board may determine.

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Director Independence

Our Corporate Governance Guidelines provide that a majority of the Board’s directors must be “independent” under applicable criteria established by the NYSE. Our Corporate Governance Guidelines also provide that the Board shall perform an annual review of the independence of each director and director nominee and make an affirmative determination as to each director’s independence. In making this affirmative determination, NYSE listing standards require that our Board consider whether each director has a “material relationship” with the Company (either directly or as a partner, stockholder or officer of an organization that has a material relationship with the Company). The Board has determined that each of Messrs. Harvey and Schumacher and Mses. Amicarella and Schnorr is an independent director under applicable NYSE criteria.

Board of Directors Meetings and Committees

Meeting Attendance

Under our Corporate Governance Guidelines, directors are expected to attend all Board meetings and meetings of the committees of the Board on which they serve, and directors are encouraged to attend the annual meetings of stockholders. The Board met six times in 2022. None of the directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board for the period during which the director served on the Board or such committees in 2022. All individuals then serving as the Company’s directors attended our 2022 Annual Meeting of Stockholders.

Standing Committees

The Board currently has four standing committees and, upon the recommendation of the Nominating and Corporate Governance Committee, appoints the members of those committees. The standing committees include (1) the Audit Committee, (2) the Compensation Committee, (3) the Nominating and Corporate Governance Committee and (4) the Sustainability, Environmental, Health and Safety Committee. From time to time, the Board may also add new committees or remove existing committees as it deems advisable in the fulfillment of its responsibilities.

Each of the standing committees of the Board is governed by a written charter, and each committee conducts an annual evaluation of its performance and its charter. The charter for each committee can be found in the “Investors” section of the Company’s website at www.warriormetcoal.com (under the “Corporate Governance” link).

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The following table sets forth the current membership of each committee of the Board of Directors and the number of meetings that each committee held during 2022, as well as the roles and responsibilities of each committee.

Audit Committee	Current Members
Number of Meetings in Fiscal 2022: 4	Alan H. Schumacher (Chair) Ana B. Amicarella Lisa M. Schnorr

ROLES AND RESPONSIBILITIES:

•

Assist our Board in its oversight responsibilities regarding the integrity of our financial statements, the independent auditor’s qualifications, independence and performance, the performance of our internal audit function and our compliance with legal and regulatory requirements

•

Discuss with management and the independent auditor the Company’s annual audited financial statements and quarterly financial statements, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the adequacy of the internal controls over financial reporting

•

Review and discuss with the senior officer responsible for the internal audit function the annual audit scope, budget and schedule, and review and approve the internal audit plan and the results of internal audit activities

•	Be directly and ultimately responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor, considering qualifications, independence and performance; approve the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid to the independent auditor therefor

•

Oversee the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s Code of Business Conduct and Ethics and the Company’s policies and procedures for monitoring compliance

•

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters

•

Discuss and review the Company’s policies and guidelines with respect to risk assessment and risk management, and discuss with management the Company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures

INDEPENDENCE:

All members of the Audit Committee meet the independence and financial literacy standards and requirements of the NYSE and the SEC. The Board has determined that each of Mr. Schumacher and Ms. Schnorr qualifies as an “audit committee financial expert” in compliance with the criteria established by the NYSE and the SEC.

Warrior Met Coal	2023 Proxy Statement	21

Compensation Committee	Current Members
Number of Meetings in Fiscal 2022: 4	J. Brett Harvey (Chair) Lisa M. Schnorr Alan H. Schumacher

ROLES AND RESPONSIBILITIES:

•

Review and approve the Company’s compensation plans and oversee the compensation philosophies, programs and policies and participate in compensation strategy development, and consider the evaluation of any risks arising from the Company’s overall compensation policies and practices

•

Review and approve the Company’s goals and objectives relevant to the compensation of the CEO, annually evaluate the CEO’s performance in light of those goals and objectives, and, based on this evaluation, determine the CEO’s compensation level

•	Review and approve all compensation for non-CEO executive officers

•	Administer incentive compensation and equity-based plans and other plans and policies for which the Committee has been designated administrator
•	Review and approve employment agreements and severance arrangements and benefits of the CEO and other executive officers

•	Review and make recommendations to the Board with respect to director compensation

INDEPENDENCE:

All members of the Compensation Committee are independent directors as defined by the NYSE.

Nominating and Corporate Governance Committee	Current Members
Number of Meetings in Fiscal 2022: 4	Lisa M. Schnorr (Chair) Ana B. Amicarella J. Brett Harvey

ROLES AND RESPONSIBILITIES:

•

Review and make recommendations to the Board about the size, structure, composition and functioning of the Board and its committees, including a recommendation to the independent directors regarding the potential appointment of a lead director

•	Identify individuals qualified to become directors and recommend to the Board the director nominees for election by stockholders

•	Recommend to the Board the membership and chair of each committee of the Board

•	Review each director’s continuation on the Board prior to his or her re-nomination and administer

(i) the voluntary resignation guidelines for directors who change job responsibility or retire during their tenure on the Board and (ii) the Company’s Director Resignation Policy when a director nominee receives a greater number of “withheld” votes than “for” votes in an uncontested election

•	Assist the Board in an annual performance evaluation of the Board and each of its committees and assist the independent directors in an annual performance review of the CEO

INDEPENDENCE:

All members of the Nominating and Corporate Governance Committee are independent directors as defined by the NYSE.

22	Warrior Met Coal	2023 Proxy Statement

Sustainability, Environmental, Health and Safety Committee	Current Members
Number of Meetings in Fiscal 2022: 4	Ana B. Amicarella (Chair) Walter J. Scheller, III Stephen D. Williams

ROLES AND RESPONSIBILITIES:

•

Review and evaluate the Company’s programs, policies and procedures pertaining to sustainability, environmental and related social responsibility issues and impacts to support the sustainable growth of the Company

•	Review and evaluate the Company’s environmental, health and safety policies and procedures and monitor Company compliance with its policies and procedures
•

Review assessments of and discuss with management the Company’s material sustainability, environmental, health and safety risks and the Company’s implementation of appropriate strategies to manage such risks

•	Discuss and advise the Board on maintaining and improving corporate sustainability strategies and ensure they are in line with the overall business strategy

QUALIFICATIONS:

All members of the Sustainability, Environmental, Health and Safety Committee are knowledgeable in sustainability, environmental, health and safety matters, as required by the Committee’s charter.

The Board’s Oversight of Risk Management

Though management is responsible for the day-to-day management of risks the Company faces, the Board of Directors, as a whole and through its committees, has the ultimate responsibility for oversight of the Company’s risks and risk management strategy. Each of the Board’s standing committees also assists the Board in risk oversight, and the Board has delegated to certain committees oversight responsibility for those risks that are directly related to their areas of focus. The scope of each committee’s risk oversight responsibility is set forth below:

•

The Audit Committee reviews our policies and guidelines with respect to risk assessment and risk management. The Audit Committee oversees our major financial risk exposures, including related to internal controls and cybersecurity, as well as the steps management has taken to monitor and control those exposures. This review includes regular assessments of the Company’s disclosure controls and procedures to assure that current practices account for material risks facing the Company. The Audit Committee and the management team meet quarterly, and more frequently as needed, to assess the Company’s risk environment, its response to present risks, and its planned responses to future and anticipated risks.

•

The Compensation Committee considers risk issues when establishing and administering our compensation program for executive officers and other key personnel. As part of its risk assessments, the Compensation Committee consults with Pay Governance LLC, an independent compensation consulting firm, to identify risks that may be associated with the Company’s compensation programs.

•

The Nominating and Corporate Governance Committee oversees matters relating to the composition and organization of the Board and advises the Board on how its effectiveness can be improved by changes in its composition and organization.

•

The Sustainability, Environmental, Health and Safety Committee reviews assessments of and discusses with management the Company’s material sustainability, environmental, health and safety risks and the Company’s implementation of appropriate strategies to manage such risks, including internal and independent audits. Mitigation activities related to certain environmental, social and governance (ESG) risks, including climate change and human capital management, are a key priority for this Committee and the full Board.

Warrior Met Coal	2023 Proxy Statement	23

The Board and committees regularly receive reports from the Company’s management (including the Chief Financial Officer, the Chief Administrative Officer, the Internal Audit Director, and the Vice President — Legal) and the Company’s outside counsel, as appropriate, regarding the risks faced by, or anticipated to be faced by, the Company. When such reports are delivered to a committee of the Board, the committee’s review of these reports and discussions with management informs the committee in detail of the material risks facing the Company, enabling the independent committee chairs and other independent members of the committees to discuss these risks with the full Board. A focus of the discussions is determining how management and service providers can most effectively mitigate those risks.

The Audit Committee also receives periodic reports from management regarding the enterprise risk management (ERM) process and management’s assessment of current and future risks. The Internal Audit Director is responsible for the ERM process, which is performed annually and updated throughout the year. The process involves management defining the universe of risks facing the Company and ranking them based on likelihood, severity, speed of onset and persistence (the duration of time during which the organization could be impacted). Generally speaking, the shorter the time frame and the higher the magnitude of the risk, the greater the priority that is given by management to controls and mitigation measures. For the risks deemed the highest risks, current controls and mitigation measures are documented. All risks and rankings are presented to the Audit Committee annually and updates are discussed quarterly. The Audit Committee communicates the results of the annual process and quarterly updates to the full Board.

The Vice President — Legal serves as the Chief Compliance Officer and is the member of management responsible for overseeing the Company’s legal compliance processes and controls. This individual reports to the Chief Executive Officer. The Company’s Chief Accounting Officer and Controller is responsible for implementing the Company’s disclosure controls and processes. This individual, along with the Chief Financial Officer and the Internal Audit Director, evaluates the adequacy of the Company’s disclosure controls and procedures and facilitates the implementation of disclosure controls and procedures in a manner that captures information about the Company’s material risks in a timely and effective manner.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which is applicable to all of the Company’s officers (including the Company’s principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions), directors and employees. The Audit Committee of the Board regularly reviews the Code of Conduct and recommends changes to the Board for approval. If the Audit Committee grants any waivers of the Code of Conduct to any of our directors or officers, we will, if required, disclose these matters on our website on a timely basis. The Code of Conduct can be found in the “Investors” section of our website at www.warriormetcoal.com (under the “Corporate Governance” link).

Sustainability and Corporate Responsibility

Under the leadership of our Board and Sustainability, Environmental, Health and Safety Committee, we are committed to operating in a sustainable manner and being a responsible corporate citizen. The Company’s leadership is focused on establishing measurable sustainability goals and providing detailed information about its initiatives to the Company’s investors, employees, customers, community and other stakeholders. In January 2023, we issued our 2022 Corporate Responsibility Report, which provides significant disclosure and transparency regarding our corporate-wide sustainability efforts. This Report includes disclosures based on the Sustainability Accounting Standards Board (SASB) standards for Coal Operations, and highlights our goals of becoming an industry leader in environmental stewardship and safety compliance, as well as demonstrating our commitment to attracting and retaining a strong and diverse workforce and to our communities. Our 2022 Corporate Responsibility Report (which is not incorporated into this Proxy Statement) can be found in the “Corporate Sustainability” section of our website at www.warriormetcoal.com.

24	Warrior Met Coal	2023 Proxy Statement

The Company’s leadership, along with the Sustainability, Environmental, Health and Safety Committee, continued to refine the Company’s future goals in 2022, including setting aggressive yet achievable targets for decreasing our carbon footprint. With the help of a third-party consultant and industry experts, we developed a comprehensive ESG strategy focused on the following:

Environmental Performance	Social	Governance

• Enhancing waste management procedures • Reducing GHG emissions • Reducing water usage	• Performing a community impact assessment	• Enhancing governance standards • Creating trackable and measurable goals • Preparing materiality and risk assessments

Highlights of the Company’s sustainability and corporate responsibility efforts during 2022 are provided below:

Environmental Performance

•

Greenhouse (GHG) emissions: We completed our first GHG Scope 1 and 2 emissions inventory in accordance with the GHG Protocol in order to create a credible and complete accounting of our GHG emissions. In order to meet our 2030 GHG emissions reduction target, we continue to vent and capture methane and pursue various technologies in order to destroy methane and convert it to a GHG with lower global warming potential.

•

Water and waste management: We have a strong environmental compliance record (99.89%) with the EPA’s National Pollutant Discharge Elimination System (NPDES) program, which addresses water pollution by regulating point sources that discharge pollutants into U.S. waters. In 2022, we developed a three-phased water efficiency and optimization plan that provides an actionable pathway to meet our goals of achieving a 25% reduction in slurry tailings and a 20% increase in our water recycle rate for the Mine 7 processing system by 2025 and reducing water usage by 25% by 2030.

•

Biodiversity: We continue to improve our land reclamation efforts, and, over the previous 5-year period, we have seen a reduction of reclamation requirements by more than 1,300 acres. In 2021, we earned the “Land Stewardship Award” from the Alabama Mining Association for a wetland development project. The Company is highly proactive in planning all ongoing and future activities to minimize negative impacts to wildlife and their habitats, and all of the Company’s permit applications are reviewed by the regional U.S. Fish and Wildlife office for potential negative impacts to any protected species or habitat within the area.

•

Reserves: As of December 31, 2022, we had estimated reserves totaling 183.1 million short terms and estimated mineral resources exclusive of reserves of 43.2 million short tons. With more than 40 years of reserves, and our track record as a low-cost producer of metallurgical coal, we are able to strategically mitigate and absorb market changes so that we can remain competitive in the market.

Warrior Met Coal	2023 Proxy Statement	25

Social

•

Safety: Management’s continued emphasis on enhancing our safety performance has resulted in a total reportable incident rate at Mine 4 and Mine 7, based on criteria from the Mine, Safety and Health Administration (“MSHA”), consistently being over 20% better than the U.S. industry rate. Our commitment and results were recognized by the National Mining Association, with Warrior receiving a 2021 Sentinels of Safety Award, one of the most prestigious industry honors for safety, awarded annually to mines with a minimum of 4,000 injury-free hours. In addition, in 2021, Edward Boylen, our Director of Compliance and Safety, received the Outstanding Safety and Training Leadership Award from the Alabama Mining Association, recognizing his contributions and commitment to safety and training within the mining industry.

•

Training: Across every department, our training regimens exceed state and federal government regulations, and we continue to improve and incorporate training best practices, provide continuing education and constantly reinforce individual skills. The Company spent over $5 million on training in 2022.

•

Human capital: In 2020, we launched a diversity recruitment initiative in order to increase minority representation, and we are focused on emphasizing diversity and inclusion practices and initiatives. As of December 31, 2022, our Board was 33% female and 17% racially and/or ethnically diverse, and more than 18% of our workforce was racially and/or ethnically diverse. To recruit and retain the best and brightest talent, we have established a top-tier benefits package, including competitive salaries, performance-based incentives, and expansive health, welfare and retirement benefits.

•

Community engagement: The Company is also focused on being a responsible citizen within the community, and we continue to work with community partners and local nonprofit organizations to identify and address needs within our area. In 2022, we contributed over $1 million to local nonprofits through sponsorships and other donations. In 2023, the Company will launch a new volunteer PTO benefit to all full-time employees through which employees will receive PTO to provide hands-on assistance to organizations or causes that are important to them throughout the year.

Governance

•

Ethics and compliance: Our Board and committees are responsible for providing oversight and fostering a culture of strong corporate governance, ethics and compliance, and our approach to governance is defined by standards which incorporate industry best practices that are in line with our peers. Beginning in 2023, our contractors and suppliers will be expected to adhere to the Supplier and Contractor Code of Conduct and report potential violations to the Company.

•

Our stakeholder: We are active with community partners, customers, elected officials, investors, suppliers and regulators, giving us a stronger community presence and fostering goodwill. We regularly invest in community sponsorships and hold meetings with the investment community in order to align with our stakeholders and build long-lasting, productive relationships.

•

Public policy: Achievement of global climate goals requires continued investment in infrastructure and new technologies, and we view part of our responsibility as helping to shape how our industry moves forward in a responsible way. We are involved with industry trade associates and have state and federal Political Action Committees in order to help foster the development of policies that are fair, balance and conducive to effective business environments.

Equity Retention Policy for Non-Employee Directors

The Board of Directors has always encouraged the Company’s non-employee directors to have a financial stake in the Company, and the directors have generally owned shares of our common stock. The Company’s Equity Retention Policy requires the Company’s non-employee directors to retain the net shares (as defined in the policy) resulting from the vesting or exercise, as applicable, of all equity compensation awards granted to such individual after January 1, 2018 for five years.

26	Warrior Met Coal	2023 Proxy Statement

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee during 2022 was an employee or officer or former employee or officer of the Company or had any relationships requiring disclosure under Item 404 of Regulation S-K.

None of our executive officers served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or Compensation Committee during 2022.

Communication with the Board

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond as the Board deems appropriate. Stockholders and other interested parties may contact an individual director, the entire Board, or a specified Board committee or group, including the independent directors as a group, by mailing such communication to:

Warrior Met Coal, Inc.

c/o Corporate Secretary

16243 Hwy 216

Brookwood, Alabama 35444

Each communication should specify the applicable addressee(s) to be contacted, as well as the general topic of communication. The Corporate Secretary will initially receive and process communications before forwarding them to the addressee. Stockholders and other interested parties may also email Dale W. Boyles, the Company’s Chief Financial Officer, at dale.boyles@warriormetcoal.com.

Warrior Met Coal	2023 Proxy Statement	27

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis is designed to provide our stockholders with an explanation of our executive compensation philosophy and objectives, our 2022 executive compensation program and the compensation paid by us to the following named executive officers (or “NEOs”): Walter J. Scheller, III, Chief Executive Officer (“CEO”), Jack K. Richardson, Chief Operating Officer, Dale W. Boyles, Chief Financial Officer, Kelli K. Gant, Chief Administrative Officer and Corporate Secretary, and Charles Lussier, Chief Commercial Officer.

Overview

Warrior is a U.S.-based, environmentally, and socially minded supplier to the global steel industry. We are dedicated entirely to mining non-thermal metallurgical coal used as a critical component of steel production by metal manufacturers in Europe, South America, and Asia. Warrior is a large-scale, low-cost producer and exporter of premium quality metallurgical coal, also known as hard-coking coal (HCC), operating highly efficient longwall operations in its underground mines based in Alabama. The HCC that Warrior produces from the Blue Creek coal seam contains very low sulfur, has strong coking properties and is of a similar quality to coal referred to as the premium HCC produced in Australia. The premium nature of Warrior’s HCC makes it ideally suited as a base feed coal for steelmakers and results in price realizations near the S&P Global Platts Index price.

Operating safely is a top priority for Warrior. We are committed to the wellbeing of our employees and the continued enhancement of a safety culture, ensuring that all employees return home safely to their families every day. We believe that long-term success requires a commitment to mine safety, environmental stewardship, and investing in our employees and the communities where we operate. We conduct business ethically and with transparency, adhering to best practices in corporate governance.

Impact of Current Events on Compensation

The Company’s management team drove many positive developments during the year ended December 31, 2022 and the annual cash incentive awards for 2022 were earned at the maximum level, reflecting performance that exceeded our short-term objectives. Our collective bargaining agreement with the UMWA expired on April 1, 2021, and the UMWA initiated a strike which continues today. During the strike, we continue to successfully execute our business continuity plans, allowing us to meet the needs of our valued customers. Due to the strike, we initially idled Mine No. 4 and scaled back operations at Mine 7, but we were able to restart operations at Mine 4 during the first quarter of 2022. In connection with the idling of Mine 4 and reduced operations at Mine 7, we incurred idle mine expenses of $12.1 million and $33.9 million for the years ended December 31, 2022 and 2021, respectively. Despite incurring costs associated with the strike, we have been able to manage our working capital and spending to deliver strong results in the current markets.

Due to management’s ability to drive short-term performance above target levels despite the significant challenges facing the Company, the Compensation Committee believed it was appropriate to approve the payout of the annual cash incentive awards for 2022 at 200% of target based on actual performance. The Committee also believed it was appropriate to approve the payout of the performance-based RSUs eligible to be earned for 2022 at 189.45% of target based on actual performance. The Compensation Committee concluded that it was unnecessary to grant discretionary compensation for 2022 or make any structural changes to the incentive compensation program for 2023.

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Compensation in Context: Company Performance in 2022

The year ended December 31, 2022 was a record year in terms of financial performance. Highlights of our key accomplishments during the year are as follows:

•	We achieved an annual sales volume of 5.1 million metric tons and production volume of 5.7 million metric tons.

•	We achieved strong net income of $641.3 million, or $12.40 per diluted share and an all-time record Adjusted EBITDA (as defined below) of $994.2 million.

•

We delivered all-time record positive cash flows from operations of $841.9 million and all-time record positive free cash flow of $587.7 million* while continuing to invest $254.2 million in property, plant and equipment and mine development.

•

We maintained a strong balance sheet with an all-time record total liquidity of $952.8 million, consisting of cash and cash equivalents of $829.5 million and $123.3 million available under our ABL Facility.

•

We achieved a record total reportable incidence rate of 1.74, which is considerably lower than the national total reportable incidence rate for all underground coal mines in the United States of 4.68 for the nine months ended September 30, 2022, which represents the latest data available.

•	We relaunched the development of the Blue Creek mine.

•

We demonstrated an ongoing commitment to returning capital to our stockholders, paying a regular quarterly dividend of $0.06 per share, an increase of approximately 20% compared to the prior year, and special dividends of $1.30 per share.

*

See the accompanying 2022 Annual Report to Stockholders for a discussion of our use of “free cash flow,” a non-GAAP financial measure, and a reconciliation of free cash flow to net cash provided by operating activities.

As detailed in this Compensation Discussion and Analysis, our compensation program is designed to link executive pay with corporate and individual performance, and one of the ways we do this is to tie our annual cash incentive awards to the primary performance metrics that management uses to evaluate the Company’s performance:

•

Safety rates: Our dedication to safety is at the core of all of our overall operations as we work to further reduce workplace incidents by focusing on policy awareness and accident prevention. Our continued emphasis on enhancing our safety performance has resulted in a total reportable incidence rate (TRIR) of 1.74 for the year ended December 31, 2022, compared to our target goal of 2.15.

•

Adjusted EBITDA: Our management uses Adjusted EBITDA (as defined below under “Elements of 2022 Executive Compensation—Annual Cash Incentive Awards”) as a supplemental financial measure to assess our financial condition and operating performance. This measure does not comply with generally accepted accounting principles (“GAAP”) in the United States, and the GAAP measure most directly comparable to Adjusted EBITDA is net income. For the year ended December 31, 2022, we achieved Adjusted EBITDA (adjusted to remove certain costs) of approximately $1,032.2 million, compared to our target goal of approximately $293.3 million.

•

Capital expenditures: Our mining operations require investments to maintain, expand, upgrade or enhance our operations and to comply with environmental regulations. In 2022, we continued to invest a significant amount of capital in our mines. This consisted of not only sustaining capital but also discretionary capital for projects that will increase efficiency, increase production and lower costs over time. For the year ended December 31, 2022, we achieved certain capital expenditures of approximately $102.9 million, compared to our target goal of $109.2 million.

Warrior Met Coal	2023 Proxy Statement	29

•

Metric tons of production: In the first quarter of 2022, we restarted operations at Mine 4 and increased production at Mine 7. In the year ended December 31, 2022, we produced 5.7 million metric tons of met coal from Mine 4 and Mine 7, compared to our target goal of approximately 5.0 million metric tons.

•

Cash cost of production per metric ton: We believe Mine 4 and Mine 7 are two of the lowest cost met coal mines in North America. Our low-cost position is derived from our operations’ favorable geology, automated longwall mining methods and our “variabalized” cost structure in our labor, royalties and logistics contracts. Maintaining and further improving our low-cost operating profile is an important goal for us. In the year ended December 31, 2022, we achieved a cash cost of production per metric ton that was approximately 8% better than our target goal.

As detailed below under “Elements of 2022 Executive Compensation—Annual Cash Incentive Awards—Actual 2022 Results,” the Company’s performance under these metrics resulted in a payout of the annual cash incentive awards at 200% of target.

In order to further align executives’ interests with those of the stockholders and motivate the behaviors that our Compensation Committee and Board of Directors believe will drive growth and value in our business, we changed the structure of the equity incentive awards granted to NEOs and key employees in 2018 by providing for a more stockholder-aligned equity incentive mix comprised of a majority of performance-based RSUs and a minority of time-based RSUs. The performance-based RSUs are earned on the basis of the Company’s performance in each of the three years beginning with the year of the date of grant, and as with the annual cash incentive awards, these long-term equity awards are tied to performance metrics that management uses to evaluate the Company’s performance:

•

Longwall feet of advance: This metric reflects management’s focus on operational efficiency. In the year ended December 31, 2022, we achieved annual longwall feet of advance that was approximately 16% greater than the target level.

•

Continuous miner feet of advance: This metric reflects management’s focus on operational efficiency. In the year ended December 31, 2022, we achieved annual continuous miner feet of advance that was approximately 15% greater than the target level.

•

Cash cost of production per metric ton: As detailed above, this metric reflects management’s focus on our key business strategy of maintaining and further improving our low-cost operating profile. In the year ended December 31, 2022, we achieved a cash cost of production per metric ton that was approximately 10% better than our target goal.

•

Total shareholder return: We compare the Company’s total shareholder return to that of its peer group, which reflects that our executive compensation program should align management’s interests with those of our stockholders and incentivize performance relative to the Company’s peers. In the year ended December 31, 2022, we achieved total shareholder return of approximately 40.72%, compared to our peer group median of 34.95%.

As detailed below under “Elements of 2022 Executive Compensation—Long-Term Equity Incentives—Actual 2022 Results,” the Company’s performance under these metrics resulted in achievement at 189.45% of target.

Compensation Philosophy and Objectives

One of our primary objectives is to achieve and sustain significant increases in shareholder value. Our executive compensation program has been designed to support this objective with a clear link between pay and corporate and individual performance, while discouraging executives from taking excessive risks. We structure our compensation plans to provide target compensation levels and opportunities that are competitive with the median target opportunities for comparable positions among the companies that comprise our peer group. We continue to refine our peer group to be reflective of similar businesses of comparable size, as well as businesses that are representative of the market place for talent in which we compete. This approach is also aimed at ensuring our ability to attract, retain and motivate the

30	Warrior Met Coal	2023 Proxy Statement

executives, managers and professionals who are critical to our short- and long-term success. A significant portion of our executives’ compensation is “performance-based” in the form of both short- and long-term incentives that are intended to motivate balanced decision-making by our executives while also aligning their interests with those of our shareholders.

Executive Compensation Program Objectives and Principles

Our primary compensation objectives are to:

•	Attract, motivate and retain top executive and managerial talent,

•	Reward our executives for the achievement of our annual and long-term performance goals,

•	Drive future short- and long-term performance,

•	Discourage excessive risk-taking, and

•	Align managements’ interests with those of the stockholders.

While the individual compensation elements may differ, the design of the executive compensation program is generally based on the same objectives as the overall compensation program provided to all of our employees. The Compensation Committee has established the following principles, which are meant to effect these compensation objectives and guide the design and administration of specific plans, agreements and arrangements for our executives:

Principle	Description

Compensation Should Be Performance-Based

The Compensation Committee believes that a significant portion of our executives’ total compensation should be tied to how well the Company performs relative to applicable financial, strategic, operational and safety objectives and how well they perform individually. To accomplish this, the Compensation Committee uses a variety of targeted, performance-based compensation vehicles in our executive compensation program that are specifically designed to incorporate performance criteria that promote our annual operating plan and long-term business strategy, build long-term stockholder value and discourage excessive risk-taking.

As the Compensation Committee believes that there should be a strong correlation between executive compensation and Company performance, in years when our performance exceeds objectives established for the relevant performance period, executives should be paid more than 100% of the established target award. Conversely, when performance does not meet the established objectives, incentive award payments should be less than 100% of the established target level or eliminated altogether if actual results are below the threshold performance levels.

Compensation Should Reinforce Our Business Objectives and Values

Our objective is to increase stockholder value through our continued focus on asset optimization and cost management to drive profitability and cash flow generation. Our key strategies to achieve this objective include: maximizing profitable production; maintaining and improving our low-cost operating cost profile; broadening our marketing reach; maintaining a strong correlation between realized coal prices and market indices; and capitalizing on opportunities for technological innovation to continue to reduce our impact on the environment. The Compensation Committee considers these strategies, as well as the Company’s risk tolerance, when identifying the appropriate incentive measures and setting the goals and objectives applicable to our NEOs.

Performance-Based Compensation Should Be Benchmarked

The Compensation Committee believes that the use of internal performance metrics alone would yield an incomplete picture of Company performance. Accordingly, the performance-based element of our executive compensation program also emphasizes and evaluates the Company’s performance relative to similarly situated organizations on the basis of industry focus, scope of operations and size. This evaluation serves as a means to assess, on a comparative basis, how well we deliver results that build long-term shareholder value which, in turn, allows us to better establish the performance expectations of the executives leading the Company.

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Principle	Description

The Majority of Our Executives’ Compensation Should Be Variable and “At Risk”

The Compensation Committee inherently believes that pay and performance should be directly linked. In support of this objective, we seek to ensure that our incentive compensation programs are consistent with, and supportive of, our short- and long-term strategic, financial, operational and safety goals by making a significant portion of each NEO’s total compensation variable and “at risk,” with payouts dependent on the successful achievement of our articulated performance goals, which are set annually by the Compensation Committee.

Snapshot: How Compensation is Delivered to Our NEOs

The total direct compensation opportunities of our NEOs for 2022 are comprised of the following elements:

	Core Compensation Element	Underlying Principle	Description

Fixed Compensation	Base Salary	To provide a competitive level of fixed compensation that serves to attract and retain high-caliber talent and is predicated on responsibility, skills and experience.	Base salaries are generally reviewed annually and may be modified on the basis of merit, promotion, internal equity considerations and/or market adjustments.

Variable Compensation	Annual (Cash) Incentive Award	To reward achievement of corporate and individual NEO goals and contributions to the Company.

Annual incentive awards are based on objective performance metrics, but also allow the Compensation Committee to apply discretion (both negative and positive, up to appropriate, applicable limits) in considering quantitative and qualitative performance. Annual incentive awards are delivered to our NEOs in cash.

	Long-Term (Equity) Incentive Award	To promote the recruitment and retention of our NEOs, to reward performance that drives stockholder value creation and to align the interests of our management team with those of our stockholders.	Long-term incentive awards are delivered to our NEOs in a combination of performance-based and time-based restricted stock units (“RSUs”).

Shareholder Advisory Votes on Executive Compensation

Pursuant to SEC rules, we provided our stockholders with the opportunity in 2022 to vote to approve, on an advisory basis, the compensation of our NEOs (often referred to as a “say-on-pay” vote). Although the “say-on-pay” vote is advisory and non-binding, the Compensation Committee considers the outcome of the vote as part of its executive compensation planning process. At the 2022 Annual Meetings of Stockholders, approximately 79% of the votes cast on the “say-on-pay” proposal were voted in favor of the compensation of our NEOs as disclosed in the proxy statement for such meeting, which was lower than in 2021, when over 99% of the votes were cast in favor of the proposal. Our Compensation Committee

32	Warrior Met Coal	2023 Proxy Statement

considered this continued majority of stockholder support when determining the compensation for 2023, and decided not to make any significant changes to the structure of our compensation program. The Committee concluded that the Company’s compensation program should continue to emphasize the performance, alignment and retention objectives described herein.

As required by SEC rules, we also provided our stockholders with an opportunity to vote, on an advisory basis, on the frequency of future say-on-pay votes at the 2018 Annual Meeting of Stockholders. At that meeting, the Company’s stockholders voted overwhelmingly to recommend that future say-on-pay votes be held annually. Our Board adopted that recommendation and, accordingly, we intend for our stockholders to continue to have an annual opportunity to vote to approve, on an advisory basis, the compensation of our NEOs. Pursuant to SEC rules, the next advisory vote on the frequency of future say-on-pay votes will be held at the Company’s 2024 Annual Meeting of Stockholders.

Role of the Compensation Committee

Our Compensation Committee, which currently consists of three members of the Board, each of whom qualifies as independent under NYSE listing standards, reports regularly to the Board and annually evaluates its own performance. It meets periodically during the year, generally in conjunction with regular meetings of the Board. The primary goal of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities related to setting, monitoring and implementing a compensation philosophy and strategy designed to enhance profitability and fundamental value for the Company. It also reviews and approves the salary and other compensation of the CEO and our other executive officers, as well as the compensation and benefits of our non-employee directors on an annual basis. The Compensation Committee determines incentive compensation targets and awards under various compensation plans and makes grants of restricted stock units and other awards under our stock incentive plans.

Pursuant to the Compensation Committee’s authority to engage the services of outside advisors, the Committee has retained Pay Governance LLC, an independent compensation consulting firm, to provide market and peer group data, to examine pay and performance matters, and to assist the Committee in developing compensation programs and making compensation decisions applicable to the Company’s executive officers and non-employee directors. In determining the compensation of the executive officers other than the CEO, the Compensation Committee takes into account current compensation levels and peer group benchmarking, and also considers the recommendations of the CEO, which are based primarily on Company and individual performance as well as competitive market data. The Committee does not use a formula to weight these factors, but, instead, uses these factors to provide context within which to assess the significance of comparative market data and to differentiate the level of target compensation among our NEOs. After the end of the performance period to which a particular incentive award relates, the Compensation Committee reviews our performance relative to the applicable performance targets and recommends payouts based on that performance.

Role of Management

Our Compensation Committee determines the compensation of the CEO without management input, but may be assisted in this determination by Pay Governance. In making determinations regarding the compensation for the Company’s non-CEO executive officers, the Compensation Committee may request input from the CEO, other members of the Board and its key committees, and Pay Governance. The CEO recommends compensation, including the compensation provisions of employment and/or severance agreements for those who have them, for the NEOs other than himself, and for all others whose compensation falls under the purview of the Compensation Committee. The Compensation Committee also performs its own assessment of the individual performance of each executive officer. In making these recommendations, the CEO evaluates the performance of each executive, and considers (i) each executive’s current responsibilities and his or her ability to assume increasing responsibilities, (ii) the executive’s compensation opportunity in relation to other executive officers of the Company, (iii) publicly available information regarding the competitive marketplace for talent and (iv) information provided to the Compensation Committee and the Company by Pay Governance. Executive officers, including the CEO,

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are neither consulted about their respective compensation nor are they present for the discussions or decisions regarding their own compensation. The Compensation Committee is assisted in the administration of its decisions by the Company’s chief administrative officer. Notwithstanding this input, the Compensation Committee retains full discretion to approve the compensation of the Company’s executive officers.

Role of the Compensation Consultant

Since July 2020, Pay Governance has advised the Compensation Committee regarding annual and long-term incentive plan design, assisted the Committee in determining the compensation and TSR performance peer groups, which are described in more detail below, and advised the Committee on competitive compensation practices, comparative market data and the appropriate mix of compensation elements, which the Committee considered in determining the appropriate levels of compensation for each NEO for 2022.

The Compensation Committee reviews the types of services provided by the consultant and all fees paid for those services on a regular basis. Other than the advice provided to the Compensation Committee on executive compensation, on director compensation described under “Director Compensation” below, and on certain corporate governance matters related to compensation, neither Pay Governance nor any of its affiliates provided additional services to the Company or any of its affiliates in 2022.

Consultant Conflict of Interest Assessment: As required by rules adopted by the SEC under the Dodd-Frank Act, the Compensation Committee assessed all relevant factors and determined that the work of Pay Governance did not raise any conflict of interest in 2022. In making this determination, the Compensation Committee considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act.

Discouraging Excessive Risk-Taking

The Compensation Committee annually reviews the design of our executive compensation program, including whether the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. In doing so, the Compensation Committee assesses whether compensation programs used in prior years have successfully achieved our compensation objectives. The Committee also considers the extent to which our compensation program is designed to achieve our long-term financial and operating goals. Key factors in mitigating any risks associated with the Company’s compensation programs and practices are outlined below:

Principle	Description

Balanced Weighting of Performance Metrics in Incentive Compensation Programs

The Company’s annual cash and equity incentive compensation plans use a balanced weighting of multiple performance measures and metrics to determine incentive payouts to our executives and managers. This discourages excessive risk taking by eliminating any inducement to over-emphasize one goal to the detriment of others.

Maximum Compensation Limits	All of our incentive plans provide for maximum payout limits or “caps.”

Equity Retention Requirements For Executives

The Company believes that retention requirements serve to align the interests of management with those of stockholders by requiring executives to hold a meaningful equity position in the Company which, in turn, aligns the executives’ interests with those of the stockholders and, thereby, supports the Company’s objective of building long-term stockholder value. Furthermore, the Company believes that ownership of equity mitigates the risk of executive actions that could potentially damage or destroy equity value.

34	Warrior Met Coal	2023 Proxy Statement

Principle	Description

Policies Regarding Trading in Company Stock

We maintain policies and procedures for transactions in the Company’s securities that are designed to ensure compliance with all insider trading rules. The Company’s policies and procedures also prohibit employees, officers and directors from engaging in certain forms of hedging (as discussed below under “Prohibition on Hedging and Pledging of Company Stock and Equity Award Repricing”) and short-term speculative trading of the Company’s securities, including without limitation short sales and put and call options involving the Company’s securities. We also prohibit employees, officers and directors from pledging the Company’s securities as collateral for loans and holding the Company’s securities in a margin account.

Recoupment Policies

The Board adopted the Warrior Met Coal, Inc. Incentive Recoupment Policy pursuant to which the Company is entitled to recover compensation from any current or former employee or consultant if the Company’s financial statements are required to be restated due to errors, omissions, fraud or misconduct with respect to any fiscal year for which the financial results are negatively affected by such restatement. Each of the employment agreements entered into between the NEOs and the Company contains a similar provision.

Peer Group and Benchmarking

The Compensation Committee reviews competitive market compensation information for the Company’s executive positions. The composition of the peer group is reviewed periodically to ensure that each company is appropriate. Generally, this determination is based on a variety of characteristics, including whether a company is a direct industry peer, is of similar size (as measured by revenue, assets, market capitalization and enterprise value), scope and/or complexity, and whether it is a competitor with the Company for executive and managerial talent. At the direction of the Compensation Committee, the peer group was developed with a particular focus on companies with mining or mining-related businesses that are of similar size, in terms of revenue and market capitalization, to the Company.

We generally seek to provide our executives and managers with base salaries and target bonus and long-term incentive opportunities that are positioned around the median of the competitive market in order to assist in attracting and retaining talented executives and to further motivate and reward NEOs for sustained, long-term improvements in the Company’s financial results and the achievement of long-term business objectives. We recognize, however, that benchmarking is not always reliable and may be subject to significant variation from one year to the next, particularly in a commodity-driven industry. As a result, we also use Company and individual performance in determining the appropriate compensation opportunities for our NEOs, and actual compensation may be higher or lower than the compensation for executives in similar positions at comparable companies based on the performance, skills, experience and specific role of the executive officer in the organization.

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In connection with determining the 2022 compensation arrangements of our NEOs, the Compensation Committee utilized the following peer group of 16 companies:

•	Alpha Metallurgical Resources, Inc.*

•	Arch Resources, Inc.*

•	Century Aluminum Company

•	Coeur Mining, Inc.

•	Compass Materials International, Inc.

•	CONSOL Energy Inc.*

•	Haynes International, Inc.*

•	Hecla Mining Company
•	Kaiser Aluminum Corporation

•	Materion Corporation

•	Olympic Steel, Inc.

•	Peabody Energy Corporation*

•	Schnitzer Steel Industries, Inc.*

•	SunCoke Energy, Inc.*

•	TimkenSteel Corporation*

•	Worthington Industries, Inc.

This peer group was established in 2020 after a thorough analysis of the potential competitive universe for executive talent. Given the inherent volatility in commodity prices affecting the financial results of the Company and its peers, the Committee prefers to use a stable group of comparators, when appropriate. Prior to determining the 2022 compensation arrangements of our NEOs, Cleveland-Cliffs, Inc. was removed from the peer group, as it was determined to have grown too large for inclusion in the compensation peer group. The Committee, in partnership with Pay Governance, reviewed the peer group in August 2022 and determined that the 16 companies listed above remain appropriate comparators. At the time of this review, the Company ranked at the 19th percentile for revenue, the 66th percentile for market cap and the 78th percentile for EBITDA, resulting in an average of the 57th percentile across the three metrics.

Additionally, the Compensation Committee utilized a second peer group to evaluate relative total shareholder return for the performance-based RSU awards granted in 2021 and 2022. These “performance peers” include eight of the peers listed above (those denoted with an asterisk (*)), as well as the following additional companies: Alliance Resource Partners, L.P., Cleveland-Cliffs, Inc., Commercial Metals Company, Coronado Global Resources Inc., Ramaco Resources, Inc., and United States Steel Corporation.

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2022 Target Total Compensation Mix

The type and amount of compensation for each NEO is determined after considering a variety of factors, including the executive’s position and level of responsibility within our organization, comparative market data and other external market-based factors. The Compensation Committee uses this information when establishing compensation in order to achieve a comprehensive package that emphasizes pay-for-performance and is competitive in the marketplace. For the 2022 fiscal year, approximately 84% of our CEO’s target total compensation and between 71% and 76% of each of our other NEO’s target total compensation in 2022 was variable and at risk. The targeted 2022 pay mix, which includes the base salaries, target bonus opportunities and the grant date fair value of our long-term incentive grants (with the performance-based RSUs valued at target level) for the CEO and other NEOs is displayed below:

Elements of 2022 Executive Compensation

The compensation of our NEOs consists of base salaries, annual cash incentive awards, equity awards and employee benefits, as described below. Our NEOs are also entitled to certain compensation and benefits upon qualifying terminations of employment pursuant to their employment agreements and the various award agreements under the Warrior Met Coal, LLC 2016 Equity Incentive Plan (the “2016 Equity Plan”) and the Warrior Met Coal, Inc. 2017 Equity Incentive Plan (the “2017 Equity Plan”), as described below under “Potential Payments Upon a Termination of Employment or Change in Control.”

Base Salaries

Base salaries for our NEOs are determined based on each NEO’s responsibilities and his or her experience and contributions to our business, and each NEO’s employment agreement provides for a minimum base salary. This fixed compensation provides a level of income security that is not subject to financial or operational performance risk. Annual salary reviews of the Company’s executive officers, including the NEOs, generally occur in the beginning of the year at the time of the first regular meeting of the Compensation Committee, with any adjustments taking effect on March 1st. When reviewing a potential salary increase, our Compensation Committee considers the performance of the Company and the NEO during the prior year, the NEO’s current base salary and his or her total cash compensation opportunity relative to other executive officers, both within the Company and the peer group (as described above), recommendations of the CEO and the NEO’s skills and experience.

At a meeting of the Compensation Committee held on February 17, 2022, the Compensation Committee reviewed the base salaries of our executive officers, taking into account the considerations

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described above including the data presented by Pay Governance. The Committee approved the base salaries set forth below for the NEOs, which salaries became effective on March 1, 2022. Adjustments were made in order to more closely align the base salaries of our NEOs with the median of the peer group, appropriately reflect each executive’s long tenure and significant industry experience, and encourage retention throughout the transformative Blue Creek Mine project that will be instrumental in facilitating the long-term success and sustainability of the Company. This is the first salary increase since 2020 for our NEOs:

Name	2021 Base Salary	Percentage Increase	2022 Base Salary

Walter J. Scheller, III	$693,450	15.4%	$800,000

Jack K. Richardson	$455,400	10.0%	$501,000

Dale W. Boyles	$429,525	5.2%	$452,000

Kelli K. Gant	$350,000	14.3%	$400,000

Charles Lussier	$330,000	10.0%	$363,000

Annual Cash Incentive Awards

Annual incentive compensation provides executive officers, including our NEOs, and other key employees the opportunity to earn cash upon the achievement of pre-established, measurable financial, operational and safety objectives for a fiscal year. Our Compensation Committee believes that annual cash incentive awards motivate and provide focus on the achievement of short-term financial, strategic and operational performance goals, which ultimately lead to favorable long-term operating results and contribute to the overall value of the Company. Annual incentive compensation was awarded to certain of our executives, including our NEOs, under the Company’s 2022 annual incentive program (the “2022 Annual Incentive Program”).

The target and maximum amounts of any annual cash incentive award that can be earned by an individual, including our NEOs, are expressed as a percentage of the individual’s base salary in effect. Target and maximum award levels under the 2022 Annual Incentive Program are set forth in the table below, and the increased cash award opportunities were approved in order to improve the competitive positioning of our NEO compensation compared to the market median and encourage retention throughout the transformative Blue Creek Mine project that will be instrumental in facilitating the long-term success and sustainability of the Company:

Name	2021 Target Award (as a % of Base Salary)	2022 Target Award (as a % of Base Salary)	2022 Maximum Award (as a % of Base Salary)

Walter J. Scheller, III	100%	125%	250%

Jack K. Richardson	100%	100%	200%

Dale W. Boyles	100%	100%	200%

Kelli K. Gant	80%	85%	170%

Charles Lussier	80%	80%	160%

In late 2021, the Compensation Committee approved the 2022 Annual Incentive Program financial, operational and safety measures and related performance goals for the Company, which were based on the Company’s budget developed in late 2021. In determining the threshold, target and maximum levels for each performance measure, the Compensation Committee takes into account management’s expectations, including operational plans, as well as various market and price projections. Actual payouts under the 2022 Annual Incentive Program were based on (1) Adjusted EBITDA, which is defined as net

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income (loss) before net interest expense, income tax expense (benefit), depreciation and depletion, transaction and other costs, non-cash stock compensation expense, non-cash asset retirement obligation accretion and valuation adjustment, (2) certain capital expenditures, (3) metric tons of production, (4) cash cost of production per metric ton and (5) safety rates, subject in each case to additional adjustments as approved by the Compensation Committee. The Compensation Committee chose to base the 2022 Annual Incentive Program on these performance measures for the reasons discussed above under “Compensation in Context: Company Performance in 2022.”

Under the 2022 Annual Incentive Program, the Compensation Committee established specific performance objectives for the Company, as well as threshold, target and maximum payout levels predicated on actual achievement, in accordance with the funding formulas set forth below. Under these formulas, failure to meet the minimum performance threshold corresponding to a specified performance measure would have resulted in the participant not receiving any portion of the payout award related to such performance measure. The Compensation Committee considered the performance target levels to be attainable, but that achievement of the targets would require strong performance and execution.

Actual 2022 Results

In February 2023, the Compensation Committee reviewed the Company’s actual results for 2022 with respect to achievement of the performance goals. The Company’s performance under these metrics resulted in a payout of the annual cash incentive awards eligible to be earned for 2022 at 200% of target. The weightings of the performance measures for the NEOs participating in the 2022 Annual Incentive Program and the threshold, target and maximum levels for such performance measures, as well as actual results and the resulting payout percentages, are as follows:

	Percentage of Target Award Opportunity	Annual Bonus Program Goals(2)			Actual Performance	Percentage Weighting Based on Actual Achievement
Performance Measures(1)		Threshold	Target	Maximum

Financial Measures

Adjusted EBITDA	20%	$256,650,300	$293,314,600	$329,978,900	$1,032,240,100	40%

Capital Expenditures	20%	$114,941,100	$109,194,000	$103,447,000	$102,850,900	40%

Operational Measures

Metric Tons of Production	20%	4,881,300	5,006,400	5,256,800	5,728,600	40%

Cash Cost of Production per Metric Ton	20%	(2)	(2)	(2)	Approx. 8% better than target	40%

Safety Measure: Reportable Rates	20%	4.90	2.15	2.03	1.74	40%
Total	100%	50%	100%	200%		200%

(1)	Payouts related to performance between threshold and target and between target and maximum were subject to straight-line interpolation.

(2)

The performance goal for the cash cost of production per metric ton operational measure was based on the combined weighted average of each mine’s cost of production per metric ton. The Compensation Committee set the performance goal at a target that was reasonably difficult to achieve given the business environment at the time the target was established. The threshold level was set at 102.5% of target and the maximum level was set at 97.5% of target.

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As a result of the Company’s performance against the foregoing performance goals, the Compensation Committee approved the following 2022 payout amounts for the NEOs under the Annual Incentive Program:

Name	Target Payout as a % of Base Salary	Threshold Award ($)	Target Award ($)	Maximum Award ($)	Actual Award ($)(1)

Walter J. Scheller, III	125%	500,000	1,000,000	2,000,000	1,952,873

Jack K. Richardson	100%	250,500	501,000	1,002,000	985,865

Dale W. Boyles	100%	226,000	452,000	904,000	896,048

Kelli K. Gant	85%	170,000	340,000	680,000	664,962

Charles Lussier	80%	145,200	290,400	580,800	571,459

(1)	The amounts paid out are based on the actual salaries earned by the NEOs in 2022.

Long-Term Equity Incentives

Equity Grants Generally

In order to align the long-term interests of the NEOs with those of the Company and its stockholders, we believe that a substantial portion of each NEO’s compensation should be in the form of equity awards. The Compensation Committee grants equity awards to our NEOs and other key employees pursuant to the 2017 Equity Plan. See “Equity Compensation Plans—2017 Equity Plan” beginning on page 53 for a description of our 2017 Equity Plan. The purpose of the 2017 Equity Plan is to provide equity as a component of executive compensation to ensure external competitiveness of total compensation, to motivate our NEOs and key employees to focus on long-term Company performance, to align executive compensation with stockholder interests and to retain the services of the executives during the vesting period since, in most circumstances, the awards will be forfeited if the executive’s employment terminates before the award vests. The Compensation Committee intends to grant equity incentive awards at a fixed time each year, generally during the first fiscal quarter of the year. The Compensation Committee also may approve equity incentive awards for individuals at the time of commencement of employment, promotion or other change in responsibilities.

2022 Annual Equity Grants

The structure of equity incentive awards granted to NEOs and key employees provides a stockholder-aligned equity incentive mix comprised of a majority of performance-based RSUs and a minority of time-based RSUs. The total equity incentive award granted to each NEO for 2022 was based on an economic value derived from a multiple of the recipient’s base salary, based on his or her level of employment. The recipient’s level of employment also determined the percentage of the equity award that is subject to time-based vesting and the percentage that is subject to performance-based vesting. In determining the multiple of the recipient’s base salary that was granted in equity and the percentage of the equity award that is subject to time-based and performance-based vesting for the 2022 equity awards, the Compensation Committee considered the size of equity awards granted to executive officers serving in comparable positions at our peer companies and market and other factors.

Based upon these considerations, the Compensation Committee approved a grant of equity incentive awards to the NEOs in February 2022. After determining the targeted dollar amount of compensation to be paid through equity grants (as set forth in the table below), each of the number of time-based RSUs granted and the target number of performance-based RSUs granted was determined by dividing the applicable percentage of the dollar amount of such compensation by an amount equal to the closing price of our common stock on the date of grant.

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Based upon the formulas described above, the Compensation Committee approved 2022 grants of time-based RSUs and performance-based RSUs to the NEOs as follows:

Name	Total Target Amount of Equity Grant (and % of base salary)	Dollar Amount of Time-Based RSUs (and % of total equity grant) (1)	Number of Time- Based RSUs	Target Dollar Amount of Performance-Based RSUs (and % of total equity grant) (1)	Target Number of Performance- Based RSUs

Walter J. Scheller, III	$3,200,000 (400%)	$640,000 (20%)	20,639	$2,560,000 (80%)	82,554

Jack K. Richardson	$1,127,250 (225%)	$281,813 (25%)	9,088	$845,438 (75%)	27,263

Dale W. Boyles	$971,800 (215%)	$242,950 (25%)	7,835	$728,850 (75%)	23,504

Kelli K. Gant	$780,000 (195%)	$195,000 (25%)	6,288	$585,000 (75%)	18,865

Charles Lussier	$580,800 (160%)	$145,200 (25%)	4,682	$435,600 (75%)	14,047

(1)

The dollar amount of such grants do not exactly equal the grant date fair values of such awards, which are reflected in the “Summary Compensation Table” on page 47 and the “Grants of Plan-Based Awards” table on page 49, due to rounding the number of shares granted to the nearest whole share and the impact of fair value calculations according to FASB ASC 718.

2022 Time-Based RSUs

The time-based RSUs granted to our NEOs in 2022 vest ratably on each of the first three anniversaries of the grant date, subject to the NEO continuing to be employed on the applicable vesting date, and settle through the delivery of one share of common stock for each vested RSU.

2022 Performance-Based RSUs

The performance-based RSUs settle through the delivery of a number of shares of common stock equal to 0% to 200% of the target number of RSUs, and the NEOs are eligible to earn one-third of the target number of RSUs based upon the Company’s performance in each of 2022, 2023 and 2024. The performance metrics utilized for these awards are (i) the operational metrics of longwall feet of advance, continuous miner feet of advance and cash cost of production per metric ton and (ii) total shareholder return, and each of the four metrics is weighted 25%. The Compensation Committee chose to base the performance-based RSUs on these performance measures for the reasons discussed above under “Compensation in Context: Company Performance in 2022.”

The Compensation Committee establishes annual performance targets for such metrics at the beginning of each year, or “tranche,” of the three-year period. The Company’s performance in each year against the budgeted annual amounts for longwall feet of advance, continuous miner feet of advance and cash cost of production per metric ton and the Company’s total shareholder return compared to its peer group will be measured following each year, and the earned shares, if any, will be paid out thereafter. To the extent achievement levels of the various performance metrics fall between threshold and target for any year, payouts for such year shall be interpolated on a straight-line basis. The Compensation Committee retains the right to use its discretion in adjusting the payouts under our performance-based RSU awards for unexpected events that impact the Company’s financial results and achievement of the performance measures, and will disclose the reasons for and calculations of any such adjustments.

In 2022, the Compensation Committee established the specific performance goals for the Company applicable to the three tranches of performance-based RSUs that the NEOs were eligible to earn in 2022, as well as threshold and target payout levels predicated on actual achievement, in accordance with the funding formulas set forth below. Under these formulas, failure to meet the minimum performance threshold corresponding to a specified performance measure would have resulted in the participant not receiving any portion of the performance-based RSUs related to such performance measure. The Compensation Committee considered the performance target levels to be attainable, but that achievement of the targets would require strong performance and execution.

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Actual 2022 Results

In February 2023, the Compensation Committee reviewed the Company’s actual results for 2022 to determine the level of achievement of the performance goals that had been established for the three tranches of performance-based RSUs eligible to be earned in 2022. The Company’s performance under these metrics resulted in achievement at 189.45% of target. The weightings of the performance measures applicable to the performance-based RSUs that the NEOs were eligible to earn in 2022 and the threshold and target levels for such performance measures, as well as actual results, were as follows:

Performance Measures	Percentage of Target Award Opportunity	Performance-Based RSU Goals for 2022(1)			Actual Performance	Percentage Weighting Based on Actual Achievement
		Threshold	Target	Maximum
Operational Measures
Longwall Feet of Advance	25%	(2)	(2)	(2)	Approx. 16% greater than target	50.00%
Continuous Miner Feet of Advance	25%	(3)	(3)	(3)	Approx. 15% greater than target	43.80%
Cash Cost of Production per Metric Ton	25%	(4)	(4)	(4)	Approx. 10% better than target	50.00%
Financial Measure: Total Shareholder Return	25%	80% of peer group median	Peer group median	120% of peer group median	40.72%	45.65%
Total	100%	50%	100%	200%		189.45%

(1)	Payouts related to performance between threshold and target were subject to straight-line interpolation.

(2)

The performance goal for the longwall feet of advance operational measure was based on the combined weighted average of each mine’s budgeted longwall feet of advance. The Compensation Committee set the performance goal at a target that was reasonably difficult to achieve given the business environment at the time the target was established. The threshold level was set at 90% of target and the maximum level was set at 110% of target.

(3)

The performance goal for the continuous miner feet of advance operational measure was based on the combined weighted average of each mine’s budgeted continuous miner feet of advance. The Compensation Committee set the performance goal at a target that was reasonably difficult to achieve given the business environment at the time the target was established. The threshold level was set at 80% of target and the maximum level was set at 120% of target.

(4)

The performance goal for the cash cost of production per metric ton operational measure was based on the combined weighted average of each mine’s budgeted cost of production per metric ton. The Compensation Committee set the performance goal at a target that was reasonably difficult to achieve given the business environment at the time the target was established. The threshold level was set at 105% of target and the maximum level was set at 95% of target.

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As a result of the Company’s performance against the foregoing performance goals applicable to the three tranches of performance-based RSUs eligible to be earned in 2022, the Compensation Committee approved the payout of such awards at 189.45% of target. This resulted in the issuance of the following number of shares to the NEOs for 2022 on February 8, 2023:

	Performance-Based RSUs Earned for 2022						Total Market Value of RSUs on Date of Issuance ($)(1)
	2022 Grant		2021 Grant		2020 Grant
Name	Target (#)	Actual (#)	Target (#)	Actual (#)	Target (#)	Actual (#)

Walter J. Scheller, III	27,518	52,133	33,319	63,123	35,494	67,243	6,830,938

Jack K. Richardson	9,087	17,215	11,539	21,861	12,292	23,287	2,334,247

Dale W. Boyles	7,834	14,842	9,674	18,327	10,306	19,525	1,972,336

Kelli K. Gant	6,288	11,913	5,912	11,200	6,298	11,932	1,311,734

Charles Lussier	4,682	8,870	5,574	10,560	5,938	11,250	1,148,352

(1)

The market value is based on the closing price of our common stock on the NYSE on February 8, 2023, the date of issuance, multiplied by the number of shares issued pursuant to the earned performance-based RSUs.

Benefits and Perquisites

The Company offers group medical, dental, vision, group life insurance and disability coverage in a flexible benefits package to all active employees of the Company and its subsidiaries, including the NEOs. Every salaried employee is provided life insurance and accidental death coverage up to two times his or her base salary, subject to plan limits, at no charge to the employee. For an additional charge, the employee may obtain coverage of up to five times the employee’s base salary. The Company provides long-term disability coverage up to $10,000 per month for a limited period of time depending on the circumstances.

Our NEOs also may participate on the same basis as all other eligible employees in the Warrior Met Coal, Inc. Salaried 401(k) Plan, a tax-qualified 401(k) savings plan (the “401(k) Plan”). The 401(k) Plan allows participants to contribute up to 100% of their pay on a pre-tax basis into individual retirement accounts, subject to the maximum annual limits set by the Internal Revenue Service. During 2022, the Company made a matching employer contribution in an amount equal to 100% of the first 5% of each plan participant’s elective deferrals, also subject to annual limits set by the Internal Revenue Service. All contributions to the 401(k) Plan are in the form of cash. Participants are immediately fully vested in the Company’s contributions and their own contributions to the 401(k) Plan. Amounts contributed by the Company in the 401(k) Plan for the benefit of the employee, plus earnings, become payable upon termination of employment, death, disability or retirement. All of our NEOs participated in the 401(k) Plan in 2022. The Company’s contributions to the 401(k) Plan in 2022 can be found in the All Other Compensation column of the “Summary Compensation Table” on page 47 and in footnote 4 to such table.

The Company provides limited perquisites to the NEOs that it believes are reasonable and consistent with its overall compensation program. The Compensation Committee periodically reviews the level of perquisites provided to the NEOs. It is the Company’s general policy and practice not to reimburse executives for income taxes related to executive perquisites. Perquisites provided to the NEOs in 2022 are as set forth in the All Other Compensation column of the “Summary Compensation Table” on page 47 and in footnote 4 to such table.

Employment Agreements

The Company has entered into an employment agreement with each of the NEOs to help ensure the retention of those individuals critical to the future success of the Company. Each of these employment agreements was negotiated and entered into with the NEO at the respective time of hire. The

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employment agreements provide for a minimum base salary, subject to annual increases as the Compensation Committee determines to be appropriate, the opportunity to receive an annual bonus with a target amount equal to a percentage of base salary, and the right to participate in all retirement, compensation and employee benefit plans, practices, policies and programs provided by the Company to the extent applicable generally to other executives of the Company.

The employment agreements contain provisions for severance payments and benefits upon various termination events as an inducement to recruitment or retention, as applicable. The Company believes that the severance payments and benefits payable under the applicable agreements are consistent with industry practice. In addition, the employment agreements provide for severance payments and benefits upon various termination events occurring in connection with a change in control. The Company believes that such payments and benefits allow the executive officers to evaluate a potential transaction impartially without regard to self-interest. The change in control severance provisions contain a double trigger, such that an executive officer is not eligible for a severance payment unless the individual’s employment is terminated by the Company without “cause” or by the executive for “good reason” (each, as defined in the applicable agreement) within twelve (12) months following a change in control. The agreements do not provide the executive officers with rights to Code Section 280G gross-up payments and require the executive officers to comply with non-competition, non-disclosure and non-solicitation provisions in order to receive the severance payments. See “Employment Agreements” beginning on page 55 for a complete discussion of the arrangements with the NEOs.

Equity Retention Policy for Executives

The Board of Directors has always encouraged the Company’s executive officers to have a financial stake in the Company, and the officers have generally owned shares of our common stock. In October 2019, the Compensation Committee of the Board of Directors adopted formal equity retention requirements applicable to the Company’s executive officers, including its NEOs. The Equity Retention Policy became effective January 1, 2020 and requires the Company’s executive officers to retain the net shares (as defined in the Equity Retention Policy) resulting from the vesting or exercise, as applicable, of all equity compensation awards granted to such individual after January 1, 2018 for a period of time based on level (CEO: 5 years, all other executive officers except for the Chief Accounting Officer and Controller: 3.5 years, Chief Accounting Officer and Controller: 1 year).

Compensation Recoupment Policies

The Board of Directors has adopted the Warrior Met Coal, Inc. Incentive Recoupment Policy pursuant to which the Company is entitled to recover compensation from any current or former employee or consultant of the Company in certain circumstances. If any of the Company’s financial statements are required to be restated due to errors, omissions, fraud or misconduct (including, but not limited to, circumstances where the Company has been required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement), the Company may recover all or a portion of any cash incentive, equity compensation or severance disbursements paid to such individual with respect to any fiscal year for which the financial results are negatively affected by such restatement. Each of the employment agreements entered into between the NEOs and the Company contains a similar provision.

Prohibition on Hedging and Pledging of Company Stock and Equity Award Repricing

The Board of Directors has adopted a Policy Prohibiting Insider Trading and Unauthorized Disclosure of Information to Others that prohibits directors, officers and employees from engaging in hedging transactions, such as zero-cost collars, equity swaps, prepaid variable forward contracts and exchange funds, involving our securities that are designed to hedge or offset a decrease in market value of the Company’s securities. Such hedging transactions cause the stockholder to no longer be exposed to the full risks of stock ownership and potentially no longer have the same objectives as the Company’s other stockholders. Holding the Company’s securities in a margin account or pledging the Company’s securities

44	Warrior Met Coal	2023 Proxy Statement

as collateral for a loan without an exception granted by the Company’s Compliance Officer is also prohibited. None of our directors or executive officers has pledged the Company’s securities as collateral for a loan.

The Board and the Compensation Committee view equity-based compensation to be a key factor in incentivizing the future performance of our executives. Consequently, the 2017 Equity Plan provides that the Compensation Committee is not permitted to amend or modify any stock option or stock appreciation right to reduce the exercise price or strike price, as applicable; cancel or replace any stock option or stock appreciation right with a new award or cash; or take any other action that is considered a “repricing” for purposes of the NYSE’s stockholder approval rules.

Tax and Accounting Matters

Tax Deductibility of Executive Compensation. Section 162(m) of the Code limits the tax deductibility of compensation in excess of $1 million paid to certain of the Company’s officers whose compensation is required to be disclosed to our stockholders under the Exchange Act. Prior to the enactment of the 2017 Tax Cuts and Jobs Act, which was signed into law on December 22, 2017 (the “Tax Act”), an exception to the $1 million deduction limit existed for qualified performance-based compensation. The Tax Act repealed this exception for performance-based compensation and, as a result, all compensation in excess of $1 million paid to the specified executives is no longer deductible. While the Compensation Committee may consider the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by the Company for tax purposes.

Accounting for Stock-Based Compensation. The Company accounts for stock-based payments, including under its 2016 Equity Plan and 2017 Equity Plan, in accordance with the requirements of the FASB Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation.

Section 409A of the Internal Revenue Code (“Section 409A”). The Company designs, awards and implements its compensation arrangements to be exempt from or fully comply with Section 409A and accompanying regulations.

Warrior Met Coal	2023 Proxy Statement	45

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Compensation Committee”) has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

J. Brett Harvey, Chairman

Lisa M. Schnorr

Alan H. Schumacher

46	Warrior Met Coal	2023 Proxy Statement

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by each of the Company’s NEOs for the fiscal years ended December 31, 2022, December 31, 2021 and December 31, 2020.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Walter J. Scheller, III(5)	2022	781,149	—	3,453,483	—	1,952,873	—	321,271	6,508,776
Chief Executive Officer	2021	693,450	—	3,160,870	—	1,386,900	—	438,712	5,679,932
	2020	715,161	—	2,023,959	—	981,701	—	623,178	4,343,999
Jack K. Richardson	2022	492,933	—	1,240,572	—	985,865	—	131,667	2,851,037
Chief Operating Officer	2021	455,402	—	1,698,705	—	910,804	—	228,464	3,293,375
	2020	469,659	—	756,156	—	644,701	—	319,713	2,190,229
Dale W. Boyles	2022	448,024	—	1,485,325	—	896,048	—	218,696	3,048,093
Chief Financial Officer	2021	429,526	—	768,492	—	859,052	—	133,644	2,190,714
	2020	442,974	—	640,900	—	608,070	—	135,457	1,827,401
Kelli K. Gant	2022	391,154	—	743,830	—	664,962	—	117,163	1,917,109
Chief Administrative Officer and Corporate Secretary	2021	350,000	—	450,180	—	560,000	—	200,375	1,560,555
	2020	358,173	—	381,615	—	393,331	—	227,068	1,360,187
Charles Lussier	2022	357,162	—	618,638	—	571,459	—	88,996	1,636,255
Chief Commercial Officer	2021	330,001	—	408,452	—	528,001	—	38,191	1,304,645
	2020	336,347	—	326,991	—	369,362	—	41,411	1,074,111

(1)

Our NEOs include (a) each person who served as the principal executive officer or the principal financial officer during 2022 and (b) the three most highly compensated other executive officers serving as executive officers on December 31, 2022. Compensation is reflected for each of the last three years in which each individual was a NEO.

(2)

With respect to the tranche of performance-based RSUs for which (i) the threshold, target and maximum number of shares and (ii) the performance targets for the 2022 performance period were established on February 17, 2022 (with a grant date of February 17, 2022 under FASB ASC Topic 718), the values shown in this column are the grant date fair value for each such tranche computed in accordance with FASB ASC Topic 718 (calculated by multiplying the target number of performance-based RSUs by $35.31, which takes into account a Monte Carlo simulation applicable to the market-based performance metric). With respect to the tranche of performance-based RSUs for which the threshold, target and maximum number of shares were established on February 16, 2021 and for which performance targets for the 2022 performance period were established on February 17, 2022 (with a grant date of February 17, 2022 under FASB ASC Topic 718), the values shown in this column are the grant date fair value for each such tranche computed in accordance with FASB ASC Topic 718 (calculated by multiplying the target number of performance-based RSUs by $27.23, which takes into account a Monte Carlo simulation applicable to the market-based performance metric). With respect to the tranche of performance-based RSUs for which the threshold, target and maximum number of shares were established on February 13, 2020 and for which performance targets for the 2022 performance period were established on February 17, 2022 (with a grant date of February 17, 2022 under FASB ASC Topic 718), the values shown in this column are the grant date fair value for each such tranche computed in accordance with FASB ASC Topic 718 (calculated by multiplying the target number of performance-based RSUs by $26.33, which takes into account a Monte Carlo simulation applicable to the market-based performance metric).

With respect to the time-based RSUs granted to each NEO on February 17, 2022, the value shown in this column is the grant date fair value of the full award computed in accordance with FASB ASC Topic 718.

The maximum value of the performance-based RSUs granted in 2022, 2021 and 2020 (and eligible to be earned for the 2022 performance period) is $2,813,468 for Mr. Scheller, $958,753 for Mr. Richardson, $811,408 for Mr. Boyles, $548,839 for Ms. Gant and $473,449 for Mr. Lussier. There can be no assurance that the grant date fair value of these awards will ever be realized.

Finally, the amount for Mr. Boyles includes $430,954, which represents the incremental fair value of the outstanding equity awards that will automatically vest upon Mr. Boyles’ retirement. Mr. Boyles became eligible for retirement as of January 1, 2022 under his outstanding equity award agreements.

Assumptions used in the calculation of these amounts are set forth in Note 12 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(3)

These amounts reflect cash incentive awards earned by our NEOs under the 2022 Annual Incentive Program, the 2021 Annual Incentive Program and the 2020 Annual Incentive Program. The awards are based on pre-established, performance-based targets and, therefore, are reportable as “Non-Equity Incentive Plan Compensation” rather than as “Bonus.” Employees who separate from the Company prior to the date of payment under these plans generally do not qualify for any awards. For a description of the annual cash incentive awards, see “Elements of 2022 Executive Compensation—Annual Cash Incentive Awards” beginning on page 38.

Warrior Met Coal	2023 Proxy Statement	47

(4)	All Other Compensation for 2022 for each NEO includes the following:

Name	Insurance Costs ($)(a)	Company Contributions to 401(k) Plan ($)	Dividends on Stock Awards ($)(b)	Perquisites ($)(c)	Total ($)

Walter J. Scheller, III	19,657	15,250	268,189	18,175	321,271

Jack K. Richardson	19,598	15,250	95,359	1,460	131,667

Dale W. Boyles	26,225	15,250	158,621	18,600	218,696

Kelli K. Gant	25,745	15,250	52,473	23,695	117,163

Charles Lussier	26,510	15,250	46,073	1,163	88,996

(a)	Represents life, death, disability, health and/or long-term disability insurance premiums paid by the Company.

(b)

Represents amounts paid pursuant to (i) regular quarterly dividends on Tranche A Restricted Shares that vested during 2022, with respect to Mr. Boyles, and (ii) special dividends on all Tranche A Restricted Shares, with respect to Mr. Boyles, and RSUs that vested or settled, as applicable, during 2022, which dividends were not reflected in the grant date fair value of such awards at the time of grant.

(c)

For Mr. Scheller, the amount includes a car allowance and personal use of Company-purchased tickets to sporting events. For Mr. Richardson, the amount includes the value of his use of a Company automobile and personal use of Company-purchased tickets to sporting events. For Mr. Boyles, the amount includes a car allowance and personal use of Company-purchased tickets to sporting events. For Ms. Gant, the amount includes a car allowance, personal use of Company-purchased tickets to sporting events and reimbursement of certain education expenses. For Mr. Lussier, the amount includes the value of his use of a Company automobile and personal use of Company-purchased tickets to sporting events.

(5)	Mr. Scheller currently serves on our Board of Directors but does not receive any additional compensation for his service as a director.

48	Warrior Met Coal	2023 Proxy Statement

GRANTS OF PLAN-BASED AWARDS

The following table discloses the potential payouts to the NEOs pursuant to annual cash incentive awards granted in 2022 under the 2022 Annual Incentive Program and pursuant to RSUs granted in 2022, or deemed to have been granted in 2022 under SEC guidance, under the 2017 Equity Plan.

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Walter J. Scheller, III	2/17/2022	(5)	—	—	—	17,747	35,494	70,986	—	—	—	934,557
	2/17/2022	(6)	—	—	—	16,660	33,319	66,638	—	—	—	907,276
	2/17/2022		500,000	1,000,000	2,000,000	—	—	—	—	—	—	—
	2/17/2022		—	—	—	—	—	—	20,639	—	—	640,015
	2/17/2022		—	—	—	13,759	27,518	55,036	—	—	—	971,661

Jack K. Richardson	2/17/2022	(5)	—	—	—	6,146	12,292	24,584	—	—	—	323,648
	2/17/2022	(6)	—	—	—	5,770	11,539	23,078	—	—	—	314,207
	2/17/2022		250,500	501,000	1,002,000	—	—	—	—	—	—	—
	2/17/2022		—	—	—	—	—	—	9,088	—	—	281,819
	2/17/2022		—	—	—	4,544	9,087	18,176	—	—	—	320,862

Dale W. Boyles	2/17/2022	(5)	—	—	—	5,153	10,306	20,610	—	—	—	271,357
	2/17/2022	(6)	—	—	—	4,837	9,674	19,348	—	—	—	263,423
	2/17/2022		226,000	452,000	904,000	—	—	—	—	—	—	—
	2/17/2022		—	—	—	—	—	—	7,835	—	—	242,963
	2/17/2022		—	—	—	3,917	7,834	15,670	—	—	—	276,619

Kelli K. Gant	2/17/2022	(5)	—	—	—	3,149	6,298	12,596	—	—	—	165,826
	2/17/2022	(6)	—	—	—	2,956	5,912	11,824	—	—	—	160,984
	2/17/2022		170,000	340,000	680,000	—	—	—	—	—	—	—
	2/17/2022		—	—	—	—	—	—	6,288	—	—	194,991
	2/17/2022		—	—	—	3,144	6,288	12,577	—	—	—	222,029

Charles Lussier	2/17/2022	(5)	—	—	—	2,969	5,938	11,876	—	—	—	156,348
	2/17/2022	(6)	—	—	—	2,787	5,574	11,148	—	—	—	151,780
	2/17/2022		145,200	290,400	580,800	—	—	—	—	—	—	—
	2/17/2022		—	—	—	—	—	—	4,682	—	—	145,189
	2/17/2022		—	—	—	2,341	4,682	9,365	—	—	—	165,321

(1)

The amounts in these three columns represent possible cash payments under our 2022 Annual Incentive Program as discussed under “Elements of 2022 Executive Compensation—Annual Cash Incentive Awards” beginning on page 38. Actual payments made to the NEOs under the 2022 Annual Incentive Program were paid in February 2023 and are reflected in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table” on page 47.

(2)

Except as noted in footnotes 5 and 6 below, the amounts in these three columns represent possible shares issuable for 2022 to each NEO who received a performance-based RSU award on each of February 13, 2020, February 16, 2021 and February 17, 2022, as discussed under “Elements of 2022 Executive Compensation — Long-Term Equity Incentives — 2022 Equity Grants” beginning on page 40. The actual number of shares earned and issued pursuant to the awards for 2022 is reflected in the Stock Awards: Number of Shares Acquired on Vesting column of the “Option Exercises and Stock Vested” table on page 52.

(3)	Represents time-based RSUs granted to each NEO on February 17, 2022 that vest ratably on each of the first three anniversaries of the date of grant.

(4)

With respect to the tranche of performance-based RSUs for which (i) the threshold, target and maximum number of shares and (ii) the performance targets for the 2022 performance period were established on February 17, 2022 (with a grant date of February 17, 2022 under FASB ASC Topic 718), the values shown in this column are the grant date fair value for each such tranche computed in accordance with FASB ASC Topic 718 (calculated by multiplying the target number of performance-based RSUs by $35.31, which takes into account a Monte Carlo simulation applicable to the market-based performance metric). With respect to the tranche of performance-based RSUs for which the threshold, target and maximum number of shares were established on February 16, 2021 and for which performance targets for the 2022 performance period were established on February 17, 2022 (with a grant date of February 17, 2022 under FASB ASC Topic 718), the values shown in this column are the grant date fair value for each such tranche computed in accordance with FASB ASC Topic 718 (calculated by multiplying the

Warrior Met Coal	2023 Proxy Statement	49

target number of performance-based RSUs by $27.23, which takes into account a Monte Carlo simulation applicable to the market-based performance metric). With respect to the tranche of performance-based RSUs for which the threshold, target and maximum number of shares were established on February 13, 2020 and for which performance targets for the 2022 performance period were established on February 17, 2022 (with a grant date of February 17, 2022 under FASB ASC Topic 718), the values shown in this column are the grant date fair value for each such tranche computed in accordance with FASB ASC Topic 718 (calculated by multiplying the target number of performance-based RSUs by $26.33, which takes into account a Monte Carlo simulation applicable to the market-based performance metric).

With respect to the time-based RSUs granted to each NEO on February 17, 2022, the value shown in this column is the grant date fair value of the full award computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Note 12 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(5)

The threshold, target and maximum numbers of performance-based RSUs were established by the Compensation Committee on February 13, 2020. On February 18, 2022, the Compensation Committee amended the award agreements applicable to this grant of performance-based RSUs solely to increase the maximum payout level from 100% of the target number of performance-based RSUs to 200%.

(6)

The threshold, target and maximum numbers of performance-based RSUs were established by the Compensation Committee on February 16, 2021. On February 18, 2022, the Compensation Committee amended the award agreements applicable to this grant of performance-based RSUs solely to increase the maximum payout level from 100% of the target number of performance-based RSUs to 200%.

50	Warrior Met Coal	2023 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding the outstanding equity awards of the NEOs as of December 31, 2022.

Name	Grant Date	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)

Walter J. Scheller, III	2/13/2020	8,874	(2)	307,395	—		—
	2/16/2021	16,660	(2)	577,102	—		—
	2/16/2021	—		—	33,319	(3)	1,154,170
	2/17/2022	20,639	(2)	714,935	—		—
	2/17/2022	—		—	55,036	(4)	1,906,447

Jack K. Richardson	2/8/2019	—		—	$500,000	(5)	$500,000	(5)
	2/13/2020	4,098	(2)	141,955	—		—
	2/16/2021	7,693	(2)	266,486	—		—
	2/16/2021	—		—	11,539	(3)	399,711
	2/17/2022	9,088	(2)	314,808	—		—
	2/17/2022	—		—	18,176	(4)	629,617

Dale W. Boyles	2/13/2020	3,435	(2)	118,988	—		—
	2/16/2021	6,450	(2)	223,428	—		—
	2/16/2021	—		—	9,674	(3)	335,107
	2/17/2022	7,835	(2)	271,404	—		—
	2/17/2022	—		—	15,670	(4)	542,809

Kelli K. Gant	2/13/2020	2,100	(2)	72,744	—		—
	2/16/2021	3,942	(2)	136,551	—		—
	2/16/2021	—		—	5,912	(3)	204,792
	2/17/2022	6,288	(2)	217,816	—		—
	2/17/2022	—		—	12,577	(4)	435,667

Charles Lussier	2/13/2020	1,980	(2)	68,587	—		—
	2/16/2021	3,716	(2)	128,722	—		—
	2/16/2021	—		—	5,574	(3)	193,083
	2/17/2022	4,682	(2)	162,184	—		—
	2/17/2022	—		—	9,365	(4)	324,404

(1)	The market value is based on the closing price of our common stock on the NYSE on December 30, 2022, the last trading day of 2022, of $34.64, multiplied by the number of RSUs.

(2)	Represents time-based RSUs granted under the 2017 Equity Plan that vest ratably on each of the first three anniversaries of the date of grant.

(3)	Represents performance-based RSUs granted on February 16, 2021 under the 2017 Equity Plan which are eligible to be earned in 2023.

(4)	Represents performance-based RSUs granted on February 17, 2022 under the 2017 Equity Plan, half of which are eligible to be earned in each of 2023 and 2024.

(5)

Represents a retention grant of performance-based RSUs granted to Mr. Richardson on February 13, 2020 under the 2017 Equity Plan (the “Richardson Retention Grant”), the target amount of which was $1,000,000, with the corresponding number of RSUs to be determined based on the fair market value of the Company’s common stock on the last day of the performance period (January 1, 2020 through December 31, 2022). On November 16, 2021, the Compensation Committee exercised its discretion to (i) certify that Mr. Richardson had achieved the performance goals applicable to the Richardson Retention Grant at fifty percent (50%) of target and (ii) amend the grant agreement governing the Richardson Retention Grant in order to provide Mr. Richardson with the opportunity to earn the remaining fifty percent (50%) of the target award (or $500,000) on or prior to December 31, 2023.

Warrior Met Coal	2023 Proxy Statement	51

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding the exercise of options and the vesting of restricted shares for the NEOs during 2022.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Walter J. Scheller, III	—	—	206,299	7,039,877

Jack K. Richardson	—	—	73,353	2,491,853

Dale W. Boyles	—	—	65,048	2,184,057

Kelli K. Gant	—	—	40,364	1,374,710

Charles Lussier	—	—	35,441	1,206,869

(1)

Represents shares acquired upon settlement of (i) time-based RSUs granted in 2019, 2020 and 2021 that vested in 2022 and (ii) performance-based RSUs awarded in each of 2020, 2021 and 2022 that were earned for the 2022 performance period that ended on December 31, 2022 because performance targets were met.

For Mr. Boyles, this amount also includes the portion of the Tranche A Restricted Shares that vested in 2022. Tranche A Restricted Shares granted under the 2016 Equity Plan vested in equal installments on each of the first five (5) anniversaries of the date of grant, contingent upon at least half of the shares originally acquired by the “Investors” (as defined in the 2016 Equity Plan) having been disposed of to one or more independent third parties. This contingency was satisfied on May 10, 2018, causing the Tranche A Restricted Shares that would have vested prior to such date, based on the date of grant, to vest, and the remaining unvested Tranche A Restricted Shares were scheduled to vest on the remaining anniversaries of the date of grant, with the last tranche vesting in 2022.

(2)

The value realized upon the vesting of the Tranche A Restricted Shares and the time-based RSUs is based upon the closing price of our common stock on the NYSE on the applicable vesting date. The value realized for the performance-based RSUs earned for the 2022 performance period that ended on December 31, 2022 is based upon the closing price of our common stock on the NYSE on December 30, 2022 ($34.64).

Equity Compensation Plans

2016 Equity Plan

In March 2016, we adopted the Warrior Met Coal, LLC 2016 Equity Incentive Plan (the “2016 Equity Plan”), as described below, under which awards of restricted units and phantom units were granted to certain of our employees and directors pursuant to the terms of written agreements. In connection with our conversion from a Delaware limited liability company to a Delaware corporation on April 12, 2017, these awards were converted into awards in respect of shares of our common stock. The 2016 Equity Plan remains in effect with respect to such converted awards. However, no further awards will be granted under the 2016 Equity Plan. Our Compensation Committee administers the 2016 Equity Plan and, in general, may suspend or terminate the plan at any time. In addition, in general, our Board may amend, supplement, modify and restate the 2016 Equity Plan at any time. The 2016 Equity Plan will terminate automatically on March 31, 2026.

•

Adjustments in Capitalization. In the event of (i) any extraordinary non-cash dividend or other distribution other than an ordinary dividend (whether in the form of cash, shares, other securities or property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale,

52	Warrior Met Coal	2023 Proxy Statement

transfer, exchange or other disposition of all or substantially all of our assets or equity securities, or exchange of shares or other of our securities, issuance of warrants or other rights to purchase shares or other of our securities, or other similar corporate transaction or event (including without limitation a “Change in Control” (as defined in the 2016 Equity Plan)) that affects the shares of common stock, appropriate equitable adjustments (as determined by our Compensation Committee) will be made to the number and kind of shares (or other securities or property) subject to outstanding awards to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2016 Equity Plan or with respect to an award. In addition, our Compensation Committee may terminate any outstanding award and provide for the purchase of any such award in cash or the replacement of such award with other rights or property.

•

Change in Control. In the event of a “Change in Control,” our Compensation Committee may generally provide that, with respect to any particular outstanding award or awards, any restricted period imposed upon such award or awards will expire immediately.

•	Nontransferability. Awards under the 2016 Equity Plan are subject to transfer restrictions as set forth in the plan.

•

Restrictive Covenants. The 2016 Equity Plan subjects participants to (i) an 18-month post-termination non-competition covenant relating to the coal mining business, (ii) an 18-month post-termination non-solicitation covenant in respect to our or our affiliates’ employees, consultants, customer, supplier, licensee, licensor or other business relationships and (iii) perpetual confidentiality and non-disparagement covenants.

•

No Rights as a Stockholder. No participant shall be deemed to be the stockholder of, or to have any of the rights of a holder with respect to, any shares subject to such award unless and until such shares have been delivered to such participant upon satisfaction of the conditions, if any, for such delivery.

2017 Equity Plan

In connection with the completion of our IPO on April 19, 2017, we adopted the Warrior Met Coal, Inc. 2017 Equity Incentive Plan (the “2017 Equity Plan”), as described below. Awards previously issued and outstanding under the 2016 Equity Plan will continue to be governed by the 2016 Equity Plan. However, no further awards will be granted under the 2016 Equity Plan.

The following is a summary of the material terms and provisions of our 2017 Equity Plan.

•

Eligibility. Our directors, officers, employees, consultants and advisors and those of our affiliated companies, as well as those who have accepted offers of employment or consultancy from us or our affiliated companies, are eligible for awards, provided that incentive stock options may be granted only to employees. A written agreement between us and each participant will evidence the terms of each award granted under the 2017 Equity Plan.

•

Shares Subject to the 2017 Equity Plan. The shares that may be issued pursuant to awards will be our common stock, $0.01 par value per share, and the maximum aggregate amount of such common stock which may be issued upon exercise of all awards under the 2017 Equity Plan, including incentive stock options, was equal to 5,938,059 shares of our common stock, subject to adjustment to reflect certain corporate transactions or changes in our capital structure. Use of shares of common stock to pay the required exercise price or tax obligations, or shares not issued in connection with settlement of a stock option or stock appreciation right (“SAR”) or that are used or withheld to satisfy tax obligations of the participant, shall, notwithstanding anything herein to the contrary, not be available again for other awards under the 2017 Equity Plan. If any outstanding award expires, is canceled, forfeited or settled in cash, the shares allocable to that award will again be available for grant under the 2017 Equity Plan.

Warrior Met Coal	2023 Proxy Statement	53

•

Award Limitations. In addition to the aggregate limit on the number of shares of common stock that may be awarded under the 2017 Equity Plan, the following limitations also apply to the issuance of awards under the 2017 Equity Plan: (1) subject to adjustment for certain corporate events, the maximum number of shares of common stock with respect to which awards may be granted to any single participant during any single calendar year is (a) 1,484,515 shares of common stock with respect to stock options (all of which may be granted as incentive stock options) or SARs, and (b) 1,484,515 shares of common stock with respect to performance compensation awards (or in the event a performance compensation award is paid in cash, other securities, other awards or other property, no more than the fair market value of 1,484,515 shares of common stock); (2) the maximum amount that can be paid to any single participant during any one calendar year pursuant to a cash bonus award under the Plan is $10,000,000; and (3) subject to adjustment for certain corporate events, no more than 296,903 shares of common stock may be issued in respect of awards granted to any single participant who is a non-employee director for a single calendar year.

•

Administration. Our Compensation Committee administers the 2017 Equity Plan. Among other responsibilities, our Compensation Committee selects participants and determines the type of awards to be granted to participants, the number of shares of common stock to be covered by awards and the terms and conditions of awards (including exercise price, methods of payment and vesting schedules), may accelerate the vesting or exercisability of, or the lapse of restrictions on, awards, and may make any other determination and take any other action that it deems necessary or desirable to administer the 2017 Equity Plan.

•

Amendment or Termination. The 2017 Equity Plan will terminate on the tenth anniversary of its adoption by our Board and approval by our stockholders, unless terminated earlier by our Board. No awards will be granted under the 2017 Equity Plan after that date, but awards granted prior to that date may continue beyond such date, subject to the terms and conditions of the 2017 Equity Plan. Our Board may amend or terminate the 2017 Equity Plan (or any portion thereof) at any time. Amendments will not be effective without stockholder approval if stockholder approval is required by applicable law or stock exchange requirements. If any amendment or termination would materially and adversely affect the rights of any participant, such amendment or termination will not become effective unless the affected participant consents.

•

Types of Awards. Our Compensation Committee may grant the following types of awards to participants under the 2017 Equity Plan: incentive stock options, nonqualified stock options, SARs, restricted stock, restricted stock units, unrestricted shares of common stock, other awards denominated in common stock, performance share awards and performance cash bonuses.

•

Performance Criteria. Our Compensation Committee is responsible for determining, in its sole discretion, the performance goals applicable to each performance award and the periods during which the performance is measured. The performance criteria that are used to establish performance goals for performance awards granted under the 2017 Equity Plan are based on our and/or our affiliates’, divisions’ or operational units’ attainment of specific levels of performance, and are set forth in the Plan.

•

Change in Control. In the event of a “Change in Control,” our Compensation Committee may provide that, with respect to any particular outstanding award or awards, (i) all options and SARs will become immediately exercisable as of a time prior to the “Change in Control,” (ii) any restricted period imposed upon awards will expire as of a time prior to the “Change in Control,” and (iii) any performance periods in effect on the date of the “Change in Control” shall end, the extent to which performance goals have been met with respect to each such performance period will be determined, and participants will receive payment of awards for such performance periods, based upon the determination of the degree of attainment of the performance goals, the assumption that the applicable “target” levels of performance have been attained or on such other basis determined by our Compensation Committee.

54	Warrior Met Coal	2023 Proxy Statement

See “Elements of 2022 Executive Compensation — Long-Term Equity Incentives” beginning on page 40 for a further discussion of the time-based and performance-based RSUs that have been granted under the 2017 Equity Plan. Our Compensation Committee intends to make all future grants under the 2017 Equity Plan.

Employment Agreements

Walter J. Scheller, III. We entered into an employment agreement with Walter J. Scheller, III effective April 1, 2016, pursuant to which Mr. Scheller serves as our Chief Executive Officer and as a member of our Board. The term of the agreement is indefinite. Pursuant to his employment agreement, Mr. Scheller’s annual base salary initially was $600,000, subject to increase as approved by the Board of Directors. The employment agreement provides that Mr. Scheller is eligible to receive an annual bonus with a target award equal to 100% of his base salary contingent upon the achievement of performance goals approved by our Board, which percentage was increased to 125% by the Compensation Committee on February 17, 2022.

In the event that we terminate Mr. Scheller’s employment without “Cause” (as defined below) or Mr. Scheller resigns for “Good Reason” (as defined below), subject to Mr. Scheller’s execution of a release of claims in a form that we reasonably determine and his compliance with the restrictive covenants described below, we will provide Mr. Scheller with severance as follows: (i) an amount equal to one times his base salary, payable in substantially equal installments for one year following the date of such termination, (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year and (iii) if such termination should occur within 30 days prior to a vesting date relating to an equity award previously granted to Mr. Scheller, vesting of the portion of the award that would have become vested within such 30-day period.

In the event that we terminate Mr. Scheller’s employment without Cause or Mr. Scheller resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in his employment agreement), subject to Mr. Scheller’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Scheller with severance in an amount equal to two times his base salary, payable as a lump sum and in lieu of the severance described above.

Jack K. Richardson. We entered into an employment agreement with Jack K. Richardson effective April 1, 2016, pursuant to which Mr. Richardson serves as our Chief Operating Officer. The term of the agreement is indefinite. Pursuant to his employment agreement, Mr. Richardson’s annual base salary initially was $325,000, subject to increase as approved by the Board of Directors. He is eligible to receive an annual bonus with a target award equal to 100% of his base salary contingent upon the achievement of performance goals approved by our Board.

In the event that we terminate Mr. Richardson’s employment without “Cause” (as defined below) or Mr. Richardson resigns for “Good Reason” (as defined below), subject to Mr. Richardson’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Richardson with severance as follows: (i) an amount equal to one times his base salary, payable in substantially equal installments for one year following the date of such termination, (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year and (iii) if such termination should occur within 30 days prior to a vesting date relating to an equity award previously granted to Mr. Richardson, vesting of the portion of the award that would have become vested within such 30-day period.

In the event that we terminate Mr. Richardson’s employment without Cause or Mr. Richardson resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in his employment agreement), subject to Mr. Richardson’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Richardson with severance in an amount equal to one and one-half times his base salary, payable as a lump sum and in lieu of the severance described above.

Warrior Met Coal	2023 Proxy Statement	55

Dale W. Boyles. We entered into an employment agreement with Dale W. Boyles effective January 1, 2017, pursuant to which Mr. Boyles serves as our Chief Financial Officer. The term of the agreement is indefinite. Pursuant to his employment agreement, Mr. Boyles’ annual base salary initially was $350,000, subject to increase as approved by the Board of Directors. He is eligible to receive an annual bonus with a target award equal to 100% of his base salary contingent upon the achievement of performance goals approved by our Board.

In the event that we terminate Mr. Boyles’ employment without “Cause” (as defined below) or Mr. Boyles resigns for “Good Reason” (as defined below), subject to Mr. Boyles’ execution of a release of claims in a form that we reasonably determine and his compliance with the restrictive covenants described below, we will provide Mr. Boyles with severance as follows: (i) an amount equal to one times his base salary, payable in substantially equal installments for one year following the date of such termination, (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year and (iii) if such termination should occur within 30 days prior to a vesting date relating to an equity award previously granted to Mr. Boyles, vesting of the portion of the award that would have become vested within such 30-day period.

In the event that we terminate Mr. Boyles’ employment without Cause or Mr. Boyles resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in his employment agreement), subject to Mr. Boyles’ execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Boyles with severance in an amount equal to one and one-half times his base salary, payable as a lump sum and in lieu of the severance described above.

Kelli K. Gant. We entered into an employment agreement with Kelli K. Gant effective April 1, 2016, pursuant to which Ms. Gant serves as our Chief Administrative Officer. The term of the agreement is indefinite. Pursuant to her employment agreement, Ms. Gant’s annual base salary initially was $230,000, subject to increase as approved by the Board of Directors. The employment agreement provides that Ms. Gant is eligible to receive an annual bonus with a target award equal to 75% of her base salary contingent upon the achievement of performance goals approved by our Board, which percentage was increased by the Compensation Committee to 80% on February 13, 2020 and then to 85% on February 17, 2022.

In the event that we terminate Ms. Gant’s employment without “Cause” (as defined below) or she resigns for “Good Reason” (as defined below), subject to Ms. Gant’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Ms. Gant with severance as follows: (i) an amount equal to one times her base salary, payable in substantially equal installments for one year following the date of such termination, (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year and (iii) if such termination should occur within 30 days prior to a vesting date relating to an equity award previously granted to Ms. Gant, vesting of the portion of the award that would have become vested within such 30-day period.

In the event that we terminate Ms. Gant’s employment without Cause or Ms. Gant resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in her employment agreement), subject to Ms. Gant’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Ms. Gant with severance in an amount equal to one and one-half times her base salary, payable as a lump sum and in lieu of the severance described above.

Charles Lussier. We entered into an employment agreement with Charles Lussier effective March 1, 2020, pursuant to which Mr. Lussier serves as our Chief Commercial Officer. The term of the agreement is indefinite. Pursuant to his employment agreement, Mr. Lussier’s annual base salary is $330,000, subject to increase as may be approved by the Board of Directors. He is eligible to receive an annual bonus with a target award equal to 80% of his base salary contingent upon the achievement of performance goals approved by our Board.

56	Warrior Met Coal	2023 Proxy Statement

In the event that we terminate Mr. Lussier’s employment without “Cause” (as defined below) or he resigns for “Good Reason” (as defined below), subject to Mr. Lussier’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Lussier with severance as follows: (i) an amount equal to one times his base salary, payable in substantially equal installments for one year following the date of such termination, and (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year.

In the event that we terminate Mr. Lussier’s employment without Cause or Mr. Lussier resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in his employment agreement), subject to Mr. Lussier’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Lussier with severance in an amount equal to one and one-half times his base salary, payable as a lump sum and in lieu of the severance described above.

If any of our financial statements are required to be restated due to errors, omissions, fraud or misconduct (including, but not limited to, circumstances where we have been required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement), we may recover all or a portion of any cash incentive, equity compensation or severance disbursements paid to our NEOs with respect to any fiscal year for which the financial results are negatively affected by such restatement.

Each of the NEOs is subject to (i) a 12-month post-termination non-competition covenant relating to our or our subsidiaries’ business, (ii) a 24-month post-termination non-solicitation covenant in respect of our or our subsidiaries’ or affiliates’ employees, representatives, agents, consultants, customers, suppliers, licensees, licensors and other business relationships and (iii) perpetual confidentiality and non-disparagement covenants.

For purposes of the employment agreements described above for each of our NEOs who are current executive officers, “Cause” means the applicable executive’s (i) commission of, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud; (ii) engaging in conduct that constitutes fraud or embezzlement; (iii) engaging in conduct that constitutes gross negligence or willful gross misconduct that results or could reasonably be expected to result in harm to our or any of our affiliate’s business or reputation; (iv) breach of any material terms of the executive’s employment, which results or could reasonably be expected to result in harm to our or any of our affiliate’s business or reputation; (v) continued willful failure to substantially perform the executive’s duties; or (vi) breach of any of our or our affiliate’s material policies that is applicable to employees generally that is reasonably likely to result in demonstrable harm to the Company or our affiliate.

For purposes of the employment agreements described above for each of our NEOs who are current executive officers, “Good Reason” means the applicable executive’s voluntary resignation after any of the following actions taken by the Company without the executive’s written consent: (i) a material diminution in the executive’s title or authority; (ii) any material failure to pay compensation when due; (iii) a reduction in base pay or bonus opportunity other than reductions applicable to senior executives generally occurring; (iv) relocation of the executive’s principal place of business by more than 50 miles that materially increases the executive’s commute; or (v) any other material breach of the applicable employment agreement by the Company.

Warrior Met Coal	2023 Proxy Statement	57

POTENTIAL PAYMENTS UPON A TERMINATION OF EMPLOYMENT OR

CHANGE IN CONTROL

The following table summarizes potential payments, rights and benefits to our NEOs under contracts, agreements, plans or arrangements with the Company upon a termination of employment or change in control, assuming either event occurred on December 31, 2022. To the extent payments, rights and benefits are generally available to employees on a non-discriminatory basis, including benefits payable upon death or disability, they are excluded from this table.

The employment agreements with our NEOs contain severance provisions pursuant to which the NEOs are entitled to certain payments or benefits upon a termination without “cause,” for “good reason” or due to death or disability, as well as upon a termination without “cause” or for “good reason” following a “change in control” (as such terms are defined in the employment agreements). See “Employment Agreements” beginning on page 55 for further information regarding such payments and benefits. Additionally, the award agreements pursuant to which time-based and performance-based RSUs have been granted under the 2017 Equity Plan provide for accelerated vesting or issuance, as applicable, of the outstanding awards upon various termination events or a change in control. See footnote 2 to the following table for details regarding the treatment of the outstanding RSUs upon such termination events or a change in control.

Due to the numerous factors involved in estimating these amounts, the actual value of benefits and amounts to be paid to our NEOs can only be determined upon an actual termination of employment or change in control. As provided in the employment agreements with the NEOs, in the event a NEO breaches or violates the restrictive covenants contained therein or does not enter into a separation agreement and general release of claims, certain of the amounts described below may be subject to forfeiture. See “Employment Agreements” beginning on page 55 for further information regarding such restrictions and requirements.

Name	Cash Payments ($)(1)	Accelerated Vesting of Unvested RSUs ($)(2)	Total ($)
Termination by the Company Without Cause or by the NEO for Good Reason
Walter J. Scheller, III	2,752,873	—	2,752,873
Jack K. Richardson	1,486,865	—	1,486,865
Dale W. Boyles	1,348,048	—	1,348,048
Kelli K. Gant	1,064,962	—	1,064,962
Charles Lussier	934,459	—	934,459
Termination of the NEO’s Employment or Service Due to Death, Disability or Retirement
Walter J. Scheller, III	—	11,371,745	11,371,745
Jack K. Richardson	—	4,554,150	4,554,150
Dale W. Boyles	—	3,436,866	3,436,866
Kelli K. Gant	—	2,363,992	2,363,992
Charles Lussier	—	2,009,805	2,009,805
Termination of the NEO’s Employment or Service Due to Any Other Reason
Walter J. Scheller, III	—	—	—
Jack K. Richardson	—	—	—
Dale W. Boyles	—	—	—
Kelli K. Gant	—	—	—
Charles Lussier	—	—	—

58	Warrior Met Coal	2023 Proxy Statement

Name	Cash Payments ($)(1)	Accelerated Vesting of Unvested RSUs ($)(2)	Total ($)
Change in Control
Walter J. Scheller, III	—	11,371,745	11,371,745
Jack K. Richardson	—	4,554,150	4,554,150
Dale W. Boyles	—	3,436,866	3,436,866
Kelli K. Gant	—	2,363,992	2,363,992
Charles Lussier	—	2,009,805	2,009,805
Termination by the Company Without Cause or by the NEO for Good Reason in connection with a Change in Control(3)
Walter J. Scheller, III	1,600,000	11,371,745	12,971,745
Jack K. Richardson	751,500	4,554,150	5,305,650
Dale W. Boyles	678,000	3,436,866	4,114,866
Kelli K. Gant	600,000	2,363,992	2,963,992
Charles Lussier	544,500	2,009,805	2,554,305

(1)

The cash severance for each NEO in the event of a Termination by the Company Without Cause or by the NEO for Good Reason represents an amount equal to one times base salary, payable in substantially equal installments for one year following the date of such termination, plus the bonus payment that each NEO received in 2022 based on our actual performance results, as required by the employment agreements since the assumed termination occurred following the third quarter of our fiscal year.

The cash severance for Mr. Scheller in the event of a Termination by the Company Without Cause or by the NEO for Good Reason in connection with a Change in Control represents an amount equal to two times base salary, payable in a lump sum, as specified in his Employment Agreement. The cash severance for each of Mr. Richardson, Mr. Boyles, Ms. Gant and Mr. Lussier in the event of a Termination by the Company Without Cause or by the NEO for Good Reason in connection with a Change in Control represents an amount equal to one and one-half times base salary, payable in a lump sum, as specified in the employment agreements with such NEOs. See “Employment Agreements” beginning on page 55 for further information about such payments.

(2)

The amounts presented in this column reflect the value of the accelerated vesting or issuance of unvested RSUs, which has been determined based on the closing price of our common stock on the NYSE on December 30, 2022, the last trading day of 2022, of $34.64, multiplied by the number of shares. Also reflected in this column is the value of the dividends accrued on the unvested time-based RSUs and the unearned performance-based RSUs, which dividends are paid out upon vesting or issuance, as applicable.

On February 13, 2020, February 16, 2021 and February 17, 2022, each of our NEOs received time-based RSUs pursuant to the terms of an award agreement under the 2017 Equity Plan. In the event of the termination of a NEO’s employment for any reason other than the NEO’s death, disability or Retirement (as defined in the award agreement), he or she will forfeit any unvested time-based RSUs held as of the date of such termination without consideration. In the event of the termination of a NEO’s employment due to death, disability or Retirement, any unvested time-based RSUs held by the NEO shall vest in full. In the event of a “Change in Control” (as defined in the 2017 Equity Plan), any unvested time-based RSUs held by the NEO shall vest in full.

On February 13, 2020, February 16, 2021 and February 17, 2022, each of our NEOs received performance-based RSUs pursuant to the terms of an award agreement under the 2017 Equity Plan. In the event of the termination of a NEO’s employment for any reason other than the NEO’s death, disability or Retirement (as defined in the award agreement), he or she will forfeit the right to

Warrior Met Coal	2023 Proxy Statement	59

receive any shares pursuant to the performance-based RSUs as of the date of such termination without consideration. In the event of the termination of a NEO’s employment due to death, disability or Retirement, the NEO will be issued shares pursuant to the performance-based RSUs for any to-be-completed Measurement Period at the target award level. In the event of a “Change in Control” (as defined in the 2017 Equity Plan), the NEO will be issued shares pursuant to the performance-based RSUs for any to-be-completed Measurement Period at the target award level. The amounts presented in this column with respect to the performance-based RSUs eligible to be earned in 2022 reflect the number of shares actually earned based on performance for such year.

Also on February 8, 2019, Mr. Richardson received a retention grant of performance-based RSUs (the “Richardson Retention Grant”), the target amount of which was $1,000,000, with the corresponding number of RSUs to be determined based on the fair market value of the Company’s common stock on the last day of the performance period (January 1, 2019 through December 31, 2021). On November 16, 2021, the Compensation Committee exercised its discretion to (i) certify that Mr. Richardson had achieved the performance goals applicable to the Richardson Retention Grant at fifty percent (50%) of target and (ii) amend the grant agreement governing the Richardson Retention Grant in order to provide Mr. Richardson with the opportunity to earn the remaining fifty percent (50%) of the target award (or $500,000) on or prior to December 31, 2023. In the event of the termination of Mr. Richardson’s employment for any reason other than death or disability, he will forfeit the right to receive any shares pursuant to the Richardson Retention Grant as of the date of such termination without consideration. In the event of the termination of Mr. Richardson’s employment due to death or disability, he will be issued shares pursuant to the Richardson Retention Grant at the actual level of achievement as determined by the Compensation Committee. The amount presented in this column with respect to the shares eligible to be earned pursuant to the Richardson Retention Grant in the event of Mr. Richardson’s termination of employment due to death or disability assumes that the award would be earned at the target level. In the event of a “Change in Control” (as defined in the 2017 Equity Plan), Mr. Richardson will be issued shares pursuant to the Richardson Retention Grant at the target award level.

(3)

The amounts presented in the following rows assume that a Termination by the Company Without Cause or by the NEO for Good Reason occurred on December 31, 2022 in connection with a “Change in Control” (as defined in the 2017 Equity Plan) occurring on such date. As detailed in footnote (1) above, the termination event would cause the NEOs to be entitled to the payment of cash severance and, as detailed in footnote (2) above, the Change in Control would cause the outstanding equity held by the NEOs to have vested or settled, as applicable.

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PAY VERSUS PERFORMANCE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and
Non-PEO
NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the ye ars
shown.

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)(2)(3)	Average SCT Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)(3)	Value of Initial Fixed $100 Investment Based on: ($)(4)		Net Income ($) (in millions)	Adjusted EBITDA ($)(4) (in millions)
					TSR	Peer Group TSR
2022	6,508,776	11,156,444	2,363,124	3,440,123	175.72	178.99	641.3	994.2
2021	5,679,932	5,192,986	2,087,322	2,044,041	124.60	157.75	150.9	457.0
2020	4,343,999	4,426,909	1,612,982	1,716,748	102.25	116.44	(35.8)	108.3

(1)
The PEO for each of 2022, 2021 and 2020 was Walter J. Scheller, III. The non-PEO
NEOs for each of 2022, 2021 and 2020 were Jack K. Richardson (Chief Operating Officer), Dale W. Boyles (Chief Financial Officer), Kelli K. Gant (Chief Administrative Officer and Corporate Secretary), and Charles Lussier (Chief Commercial Officer).

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards columns are the amounts from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2022	6,508,776	(3,453,483)	8,101,151	11,156,444
2021	5,679,932	(3,160,870)	2,673,924	5,192,986
2020	4,343,999	(2,023,959)	2,106,869	4,426,909

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	2,363,124	(1,022,091)	2,099,090	3,440,123
2021	2,087,322	(831,457)	788,176	2,044,041
2020	1,612,982	(526,416)	630,182	1,716,748

Warrior Met Coal	2023 Proxy Statement	61

The amounts in the Inclusion of Equity Values columns in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Total- Inclusion of Equity Values for PEO ($)
2022	7,349,174	267,335	484,642	8,101,151
2021	2,497,465	111,743	64,716	2,673,924
2020	2,128,756	6,251	(28,138)	2,106,869

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Total-Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	1,887,371	87,462	124,257	2,099,090
2021	778,192	35,573	(25,589)	788,176
2020	552,815	85,209	(7,842)	630,182

(4)
The Peer Group TSR set forth in this table utilizes the S&P Metals and Mining Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the S&P Metals and Mining Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs in 2022. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

62	Warrior Met Coal	2023 Proxy Statement

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Company TSR
Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Net Income during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income

Warrior Met Coal	2023 Proxy Statement	63

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Adjusted EBITDA during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Adjusted EBITDA
Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the S&P Metals & Mining Index over the same period.

64	Warrior Met Coal	2023 Proxy Statement

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Co mpany c
onsid
ers to have been the most important in linking Compensation Actually Paid to our PEOs and other NEOs for 2022 to Company performance. The measures in this table are not ranked.

Performance Measure	Rationale for Use in the Company’s Incentive Compensation Program	Definition

Adjusted EBITDA
Adjusted EBITDA is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess: (i) our operating performance as compared to the operating performance of other companies in the coal industry, without regard to financing methods, historical cost basis or capital structure; and (ii) the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities, such as Blue Creek.

“Adjusted EBITDA” is a
non-GAAP
financial measure and is defined as net income (loss) before net interest expense, income tax expense (benefit), depreciation and depletion, non-cash
asset retirement obligation accretion and valuation adjustments, non-cash
stock compensation expense, other
non-cash
accretion and valuation adjustments,
non-cash
mark-to-market
loss on gas hedges, loss on early extinguishment of debt, business interruption expenses, idle mine expenses and other income and expenses.

Capital expenditures	This metric reflects management’s focus on operational efficiency.	Money spent by the Company on acquiring fixed assets, such as machinery and equipment

Cash cost of production per metric ton	This metric reflects management’s focus on our key business strategy of maintaining and further improving our low-cost operating profile.	Represents production costs divided by metric tons produced

Continuous miner feet of advance	This metric reflects management’s focus on operational efficiency.	Represents the number of feet the continuous miner advances during a period

Longwall feet of advance	This metric reflects management’s focus on operational efficiency.	Represents the number of feet the longwall advances during a period

Metrics tons of production	This metric reflects managements focus on maximizing profitable production.	Metric tons of metallurgical coal produced from Mine 4 and Mine 7

Safety rate	Our dedication to safety is at the core of all of our overall operations as we work to further reduce workplace incidents by focusing on policy awareness and accident prevention.	Total reportable incidence rate (TRIR)

Warrior Met Coal	2023 Proxy Statement	65

PAY RATIO

SEC rules require public companies to disclose the ratio of the annual total compensation of its CEO to the median of the annual total compensation of its other employees. In determining the median employee of the Company, we prepared a list of all employees as of December 31, 2022. Consistent with applicable rules, we used reasonable estimates both in the methodology used to identify the median employee and in calculating the annual total compensation of employees other than the CEO. We determined our median employee based on the taxable wages of each of our 1,031 employees (excluding the CEO), as reported in Box 1 on Internal Revenue Service Form W-2.

The annual total compensation of our median employee (excluding the CEO) for 2022 was $126,049. As disclosed in the “Summary Compensation Table” appearing on page 47, our CEO’s annual total compensation for 2022 was $6,508,776. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was approximately 52 to 1. Given the different methodologies that various public companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

66	Warrior Met Coal	2023 Proxy Statement

DIRECTOR COMPENSATION

The Compensation Committee evaluates and recommends to the Board of Directors the compensation to be paid to our non-employee directors. The Compensation Committee has determined that a combination of cash and equity-based incentive compensation should be used to attract and retain qualified candidates to serve on our Board. In setting director compensation, the Compensation Committee receives input from its independent compensation consultant to assess the competitiveness of our non-employee director compensation. The Compensation Committee uses the compensation consultant’s access to external market data to determine the pay practices of similarly situated companies in respect of their directors, and uses this data as a reference point in determining director fees and equity awards.

Under our director compensation program for 2022, the non-management members of our Board of Directors (Ana B. Amicarella, J. Brett Harvey, Alan H. Schumacher, Stephen D. Williams and Lisa M. Schnorr, who was appointed to the Board effective August 1, 2022) received (i) an annual cash retainer for Board service, (ii) an annual cash retainer for committee service, as applicable, and (iii) an annual award of RSUs granted under our 2017 Equity Plan that vests ratably in three annual installments and settles in shares of common stock on a one-for-one basis within ten days following the applicable vesting date. The amount of such annual retainers and equity grants, by position, are set forth below:

Position	Annual Cash Retainer	Annual Equity Grant

Chairman	$150,000	$150,000

Lead Director(1)	$120,000	$120,000

Regular Board Member	$100,000	$100,000

Audit Committee—Chair	$20,000	—

Audit Committee—Member	$10,000	—

Compensation Committee—Chair	$15,000	—

Compensation Committee—Member	$7,500	—

Sustainability, Environmental, Health and Safety Committee—Chair	$15,000	—

Sustainability, Environmental, Health and Safety Committee—Member	$5,000	—

Nominating and Corporate Governance Committee—Chair	$10,000	—

Nominating and Corporate Governance Committee—Member	$5,000	—
(1)

Effective January 1, 2023, the Board elected J. Brett Harvey, an independent director, as the Chairman of the Board. Since the Chair of the Board is an independent director, there is no longer a lead director.

All retainers are payable monthly in advance. In addition to the compensation described above, Mr. Williams also has received various equity awards, including restricted units that converted into restricted shares in connection with the IPO and vested but unsettled RSUs. Also, each of our directors is reimbursed for out-of-pocket expenses incurred in connection with attendance at Board, committee and stockholder meetings, including the cost of travel, lodging, food and related expenses, and participation in director education programs. Each director will be fully indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law. We have entered into separate indemnification agreements with each of our directors and executive officers, which may be broader than the specific indemnification provisions contained in Delaware law.

The following table provides compensation information for the non-employee members of our Board for the year ended December 31, 2022.

Warrior Met Coal	2023 Proxy Statement	67

2022 Director Compensation

Name(1)	Fees Earned in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)

Ana B. Amicarella	129,996	99,990	—	—	—	—	229,986

J. Brett Harvey	147,500	119,988	—	—	—	—	267,488

Lisa M. Schnorr(4)	48,332	75,001	—	—	—	—	123,333

Alan H. Schumacher	127,496	99,990	—	—	—	—	227,486

Stephen D. Williams	150,000	149,968	—	—	—	328,952	628,920

(1)

Walter J. Scheller, III, the Company’s CEO, is not included in this table as he is, and at all times during 2022 was, an employee of the Company and thus received no compensation for his service as director. The compensation received by Mr. Scheller as an employee of the Company is shown in the “Summary Compensation Table” on page 47.

(2)

The amounts in the table above reflect the grant date fair value of the time-based RSUs granted in 2022 as computed in accordance with FASB ASC Topic 718. Further detail surrounding the RSUs awarded, the method of valuation and the assumptions made are set forth in Note 12 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022.

As of December 31, 2022, our non-employee directors had outstanding the following unvested RSUs: Ms. Amicarella—10,033, Mr. Harvey—12,040, Ms. Schnorr—2,428, Mr. Schumacher—10,033, and Mr. Williams—15,049.

(3)

Represents amounts paid pursuant to (i) regular quarterly dividends on Tranche A Restricted Shares and phantom shares that vested during 2022 and (ii) special dividends on all Tranche A Restricted Shares, phantom shares and RSUs that vested or settled, as applicable, during 2022, which dividends were not reflected in the grant date fair value of such awards at the time of grant.

(4)	Ms. Schnorr was appointed to the Board effective August 1, 2022.

68	Warrior Met Coal	2023 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

Under SEC rules, a “related person” is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. Pursuant to the Company’s Related Party Transactions Policy and the Audit Committee’s written charter, the Audit Committee is responsible for reviewing and, subject to certain exceptions, approving or recommending to the Board for approval all related party transactions, including any that we would be required to disclose pursuant to Item 404 of Regulation S-K promulgated by the SEC. The Audit Committee, in determining whether to approve a related party transaction, considers various factors, including whether the related party transaction complies with the restrictions set forth in the Company’s asset-based revolving credit agreement and the indenture governing the Company’s outstanding notes, the benefit of the transaction to us, whether it is on terms and conditions no less favorable to us than may reasonably be expected in arm’s-length transactions with unrelated parties, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. The Audit Committee reviews, at least annually, a summary of our transactions with our directors and officers and with firms that employ our directors, as well as any other related person transactions.

Related Person Transactions Entered into by the Company

Other than compensation agreements and other arrangements, which are described under “Executive Officer and Director Compensation,” and the transactions described below, since January 1, 2022, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

In connection with the closing of the IPO, we entered into a registration rights agreement (the “Registration Rights Agreement”) relating to our common stock with certain of our stockholders and their affiliates. Pursuant to the Registration Rights Agreement, we granted to such stockholders and their affiliates the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act of 1933, as amended, shares of our common stock that were held or acquired by them. The Company’s obligations under the Registration Rights Agreement expired when the affiliates of Apollo Private Equity no longer held any shares of the Company’s common stock effective May 8, 2019, except for the Company’s indemnification of sellers and certain related parties in offerings pursuant to the Registration Rights Agreement.

Warrior Met Coal	2023 Proxy Statement	69

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors hereby submits the following report:

•

Management is responsible for the financial reporting process, including the systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the consolidated financial statements and a report on the effectiveness of the Company’s internal controls over financial reporting for the fiscal year ended December 31, 2022 with management and Ernst & Young LLP, the Company’s independent auditors.

•	The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

•

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable rules of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young LLP its independence.

Based on the foregoing review and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC.

AUDIT COMMITTEE

Alan H. Schumacher, Chairman

Ana B. Amicarella

Lisa M. Schnorr

70	Warrior Met Coal	2023 Proxy Statement

FEES PAID TO INDEPENDENT AUDITORS

The Audit Committee has approved the engagement of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. Ernst & Young LLP has audited our financial statements since 2016 and has served as our auditors since the Company’s inception.

The aggregate fees billed by Ernst & Young LLP to the Company for the audit of the Company’s annual consolidated financial statements and services rendered by the independent registered public accounting firm for the years ended December 31, 2022 and December 31, 2021 are set forth below.

	Fiscal Years

	2022	2021

Audit Fees(1)	$1,210,000	$1,386,890

Audit-Related Fees(2)	—	—

Tax Fees(3)	—	—

All Other Fees(4)	3,834	2,000

TOTAL FEES	$1,213,834	$1,388,890

(1)

For fiscal years 2022 and 2021, audit fees included fees associated with the annual audits of the consolidated financial statements and the Company’s internal control over financial reporting, and reviews of the Company’s quarterly reports on Form 10-Q, as well as services for comfort letters, consents, assistance with and review of documents filed with the SEC, and accounting and financial reporting consultation and research work necessary to comply with the standards of the PCAOB.

(2)	For fiscal years 2022 and 2021, there were no audit-related fees billed or incurred.

(3)	For fiscal years 2022 and 2021, there were no tax fees billed or incurred.

(4)	For fiscal years 2022 and 2021, the other fees related to an accounting research tool service.

The Audit Committee has concluded that the provision of the non-audit services listed above as “Tax Fees” and “All Other Fees” is compatible with maintaining the auditors’ independence.

Approval of Audit and Non-Audit Services

All audit and permitted non-audit services to be performed by the Company’s independent registered public accounting firm require pre-approval by the Audit Committee in accordance with the Audit Committee Pre-Approval Policy. The Audit Committee annually reviews a detailed list of the audit and non-audit services to be performed by the independent registered public accounting firm during the upcoming year. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the auditor’s independence. The Audit Committee then approves the audit services and any permissible non-audit services it deems appropriate for the upcoming year. All of the fees described above under audit fees, audit-related fees, tax fees and all other fees were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.

Warrior Met Coal	2023 Proxy Statement	71

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, officers and persons who beneficially own more than 10% of the Company’s common stock (“Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from Reporting Persons, the Company believes that all Section 16(a) reports required to be filed during the year ended December 31, 2022 were filed on a timely basis, except that a late Form 4 was filed on behalf of Mr. Williams to report a vesting and settlement of restricted stock units on April 26, 2022.

72	Warrior Met Coal	2023 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 3, 2023 by:

(i)	each of our directors;

(ii)	each of our NEOs listed in the “Summary Compensation Table” on page 47;

(iii)	all of our current directors and executive officers as a group; and

(iv)	each stockholder known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of March 3, 2023, pursuant to derivative securities, such as RSUs, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on an aggregate of 51,988,886 shares of common stock outstanding as of March 3, 2023.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer is: c/o Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444.

Name of Beneficial Owner	Common Stock Beneficially Owned
	Number	Percentage

5% Stockholders:

BlackRock, Inc.(1)	7,413,785	14.3%

The Vanguard Group(2)	7,106,826	13.7%

Named Executive Officers and Directors:

Walter J. Scheller, III	272,862	*

Jack K. Richardson	120,589	*

Dale W. Boyles	115,521	*

Kelli K. Gant	52,032	*

Charles Lussier	41,735	*

Ana B. Amicarella(3)	19,945	*

J. Brett Harvey(4)	28,862	*

Lisa M. Schnorr	1,500	*

Alan H. Schumacher(5)	28,270	*

Stephen D. Williams(6)	101,393	*

All current executive officers and directors as a group (11 persons)(7)	796,712	1.5%

*	Represents beneficial ownership of less than 1% of the shares of common stock.

(1)

BlackRock, Inc., a parent holding company, along with and on behalf of its wholly-owned subsidiaries (i) BlackRock Life Limited, (ii) Aperio Group, LLC, (iii) BlackRock Advisors, LLC, (iv) BlackRock Fund Advisors, (v) BlackRock Institutional Trust Company, National Association, (vi) BlackRock Asset

Warrior Met Coal	2023 Proxy Statement	73

Management Ireland Limited, (vii) BlackRock Financial Management, Inc., (viii) BlackRock Japan Co., Ltd., (ix) BlackRock Asset Management Schweiz AG, (x) BlackRock Investment Management, LLC, (xi) BlackRock Investment Management (UK) Limited, (xii) BlackRock Asset Management Canada Limited, (xiii) BlackRock (Luxembourg) S.A., (xiv) BlackRock Investment Management (Australia) Limited and (xv) BlackRock Fund Managers Ltd. (collectively, “BlackRock”), has beneficial ownership of 7,413,785 shares of common stock, of which BlackRock has sole voting power with respect to 7,276,054 shares and sole dispositive power with respect to all 7,413,785 shares.

The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. This information is based solely upon our review of a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 24, 2023, reporting beneficial ownership as of December 31, 2022.

(2)

The Vanguard Group, Inc. (“Vanguard”) has beneficial ownership of 7,106,826 shares of common stock, of which Vanguard has shared voting power with respect to 66,894 shares, sole dispositive power with respect to 6,996,128 shares and shared dispositive power with respect to 110,698 shares.

The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information is based solely upon our review of an amended Schedule 13G filed by Vanguard with the SEC on February 9, 2023, reporting beneficial ownership as of December 31, 2022.

(3)	Includes 6,178 shares underlying RSUs that vest within 60 days of March 3, 2023.

(4)	Includes 7,415 shares underlying RSUs that vest within 60 days of March 3, 2023.

(5)	Includes 6,178 shares underlying RSUs that vest within 60 days of March 3, 2023.

(6)	Includes 9,268 shares underlying RSUs that vest within 60 days of March 3, 2023.

(7)	Includes shares underlying RSUs that vest within 60 days of March 3, 2023 as described in footnotes (3)-(6).

74	Warrior Met Coal	2023 Proxy Statement

OTHER MATTERS

As of the date of this Proxy Statement, the Board and management do not know of any business which will be presented for consideration at the Annual Meeting other than those matters specified herein and in the Notice of Annual Meeting of Stockholders. Should any other matter or business requiring a vote of stockholders arise, the persons named in the enclosed proxy intend to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with their best judgment.

DEADLINE FOR STOCKHOLDER PROPOSALS

Stockholder proposals must conform to the requirements of the SEC and the Company’s Bylaws.

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals may be eligible for inclusion in the proxy statement for the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). Any stockholder intending to present a proposal for inclusion in the proxy statement for the 2024 Annual Meeting must provide timely written notice of the proposal to our Corporate Secretary at Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2). The Company must receive the proposal by November 24, 2023, for possible inclusion in the proxy statement. If the date of the 2024 Annual Meeting changes by more than 30 days from April 25, 2024, then the deadline to submit stockholder proposals for inclusion in the proxy statement for the 2024 Annual Meeting will be a reasonable time before the Company begins to print and mail its proxy materials for the 2024 Annual Meeting. The Company will determine whether to include a proposal in the 2024 proxy statement in accordance with the SEC rules governing the solicitation of proxies.

In addition, under our Bylaws, any stockholder of record intending to nominate a candidate for election to the Board or to propose any business at the 2024 Annual Meeting must give timely written notice to our Corporate Secretary at the address set forth below. A nomination or proposal for the 2024 Annual Meeting will be considered timely if it is received no earlier than November 14, 2023 and no later than December 14, 2023. If the date of the 2024 Annual Meeting is advanced by more than 30 days or is delayed by more than 60 days from April 25, 2024, then to be timely the nomination or proposal must be received by the Company no earlier than the 120th day prior to the 2024 Annual Meeting and no later than the close of business on the later of the 90th day prior to the meeting and the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made. The notice of nomination or proposal must detail the information specified in the Company’s Bylaws. We will not entertain any proposals or nominations at the 2024 Annual Meeting that do not meet the requirements set forth in our Bylaws. The Bylaws are posted in the “Investors” section of our website at www.warriormetcoal.com (under the “Corporate Governance” link). To make a submission or to request a copy of our Bylaws, stockholders should contact our Corporate Secretary at Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444.

In addition to satisfying the requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 Annual Meeting must provide notice to the Company that complies with the informational requirements of Rule 14a-19 under the Exchange Act.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. Each stockholder continues to receive a separate proxy card. This process, which is commonly referred to as

Warrior Met Coal	2023 Proxy Statement	75

“householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You may also call the Broadridge Householding Election system at (866) 540-7095 to decline or modify previous householding elections. You can also request prompt delivery of a copy of the proxy statement and annual report by sending a written request to Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, Attn: Corporate Secretary.

76	Warrior Met Coal	2023 Proxy Statement

WARRIOR

Warrior Met Coal, Inc. | 16243 Highway 216 | Brookwood, AL 35444 USA | (205) 554-6150

WARRIOR MET COAL
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Warrior Met Coal, Inc. 2023 Annual Meeting Proxy Card
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, and FOR Proposals 2 and 3.
1. To elect six director nominees to the Board of Directors. + For Against Abstain For Against Abstain For Against Abstain
01 - Ana B. Amicarella 02 - J. Brett Harvey 03 - Walter J. Scheller, III
04 - Lisa M. Schnorr 05 - Alan H. Schumacher 06 - Stephen D. Williams
For Against Abstain For Against Abstain
2. To approve, on an advisory basis, the compensation of the 3. To ratify the appointment of Ernst & Young LLP as the Company’s Company’s named executive officers. independent registered public accounting firm for the year ending December 31, 2023.
B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
62DM +
03R71B

The 2023 Annual Meeting of Stockholders of Warrior Met Coal, Inc. will be held on
Tuesday, April 25, 2023, 9:00 A.M., Central Time. Virtual meeting link: https://meetnow.global/MPW62DG
To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.
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IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — Warrior Met Coal, Inc.
Notice of 2023 Annual Meeting of Stockholders
Proxy Solicited by Board of Directors for Annual Meeting — April 25, 2023
J. Brett Harvey and Kelli K. Gant, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Warrior Met Coal, Inc. to be held virtually on April 25, 2023 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all of the listed nominees as directors (Proposal 1), FOR the compensation of the Company’s named executive officers (Proposal 2) and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023 (Proposal 3).
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)
C Non-Voting Items
Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.
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